Exhibit 10.1

SUBLEASE

by and between

ARIAD Pharmaceuticals, Inc.

as Sublandlord,

and

INTERNATIONAL BUSINESS MACHINES CORPORATION,

as Subtenant

Date: July 17, 2015

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TABLE OF CONTENTS

1.	DEMISE OF SUBLEASED PREMISES; DEFINITIONS	1

2.	TERM	3

3.	SUBORDINATION TO AND INCORPORATION OF THE LEASE	3

4.	RENT	6

5.	ADDITIONAL RENT	6

6.	EXTENSION OPTION	9

7.	ROFO RIGHTS	11

8.	CONTRACTION OPTION	13

9.	SECURITY DEPOSIT	15

10.	USE OF SUBLEASED PREMISES	15

11.	CONDITION OF SUBLEASED PREMISES	15

12.	SUBTENANT IMPROVEMENTS/BASE TI ALLOWANCE	16

13.	ALTERATIONS	17

14.	ELECTRICITY; HVAC	17

15.	SUBLANDLORD OBLIGATIONS	18

16.	PARKING	19

17.	GENERATOR/COMMUNICATIONS EQUIPMENT	19

18.	COMPETITORS	20

19.	ACCESS	20

20.	INDEMNIFICATION; INSURANCE	20

21.	ASSIGNMENT AND SUBLETTING	21

22.	CASUALTY AND CONDEMNATION	29

23.	CONSENTS	29

24.	CONDITIONS; CONSENT OF LANDLORD; SNDA	29

25.	DEFAULTS	30

26.	NOTICE	31

27.	SURRENDER OF SUBLEASED PREMISES	32

28.	BROKERS	32

29.	COUNTERPARTS	32

30.	ROOF RIGHTS	32

31.	SIGNAGE	32

32.	CONFIDENTIALITY	33

33.	ATRIUM	33

34.	MISCELLANEOUS	34

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

i

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ii

SUBLEASE

This Sublease (the “Sublease”) is made as of July 16, 2015 by and between ARIAD Pharmaceuticals, Inc., a Delaware corporation, having an address of 26 Landsdowne Street, Cambridge, MA 02139 (“Sublandlord”), and INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation, having an address of New Orchard Road, Armonk NY 10504 (“Subtenant”).

W I T N E S S E T H:

WHEREAS, by Lease Agreement dated January 4, 2013 (“Original Lease”), as amended (i) by First Amendment to Lease dated as of September 16, 2013 (the “First Amendment”), and (ii) by letter dated as of October 17, 2013 (the “Letter Amendment”), and (iii) by Second Amendment to Lease dated as of March 24, 2015 (the “Second Amendment”; as so amended, the “Lease”) between ARE-MA REGION NO. 48, LLC, a Delaware limited liability company (the “Landlord”, also sometimes referred to herein as the “Overlandlord”) as landlord thereunder, and Sublandlord as tenant thereunder, copies of which are attached in redacted form as Exhibit “A” hereto, Landlord leased to Sublandlord certain premises (the “Premises”) in the Project located at 75 and 125 Binney Street, Cambridge Massachusetts for a term commencing on March 24, 2015 and ending on March 31, 2030. The Premises are located in two buildings, the “75 Binney Building” and the “125 Binney Building”; and

WHEREAS, Subtenant desires to sublease from Sublandlord and Sublandlord desires to sublease to Subtenant a portion of the 75 Binney Building, as identified on Exhibit “B-1” attached hereto (hereinafter referred to as the “Subleased Premises”), which Subleased Premises are agreed to consist of 163,186 rentable square feet. The parties acknowledge and agree that the measurements for the Premises and the Subleased Premises are the rentable square footages set forth in Section 1 of the First Amendment. Neither the Subleased Premises nor the Premises will be re-measured and the rentable square footages set forth in Section 1 of the First Amendment are final and binding on the parties for all purposes of this Sublease in accordance with Section 1(d) of the First Amendment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. DEMISE OF SUBLEASED PREMISES; DEFINITIONS.

(a) Sublandlord hereby demises and subleases to Subtenant, and Subtenant hereby subleases and takes from Sublandlord, the Subleased Premises, consisting of the following floors and corresponding square footage, for the Term (as hereinafter defined) and upon the conditions hereinafter set forth.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Floor	Rentable Square Footage (rsf)
Floor L1	15,368
L1 Mezzanine	3,500
Floor L2	38,984
Floor L3	39,131
Floor L4	39,006
Floor L5	27,197
TOTAL:	163,186

(b) Subject to Section 16(b) below, Subtenant shall have the right to exclusive use of the following portions of the Common Areas of the 75 Binney Building:

(1) Basement B1 (the “B1 Space”),

(2) Basement B2 (the “B2 Space”). and

(3) Penthouse/Floor M1 (the “Penthouse”), all as set forth on the plan attached hereto as Exhibit “B-2”. Collectively, the B1 Space, the B2 Space and the Penthouse are sometimes referred to as “Ancillary Space”.

(c) Subtenant shall have the right to non-exclusive use of (1) all other Common Areas and (2) the New Atrium Area as shown on attached Exhibit “B-2”.

(d) Sublandlord confirms, as of the date hereof, (i) that the Lease is in full force and effect, (ii) that there are no Defaults on the part of either Landlord or Sublandlord under the Lease, and (iii) that there are no other amendments or modifications to the Lease except as specifically referenced in the recitals above.

(e) Sublandlord agrees that it shall not amend or modify the Lease in any way which materially and adversely affects Subtenant’s rights under this Sublease without the consent of Subtenant. Sublandlord shall promptly (within five (5) business days of receipt) furnish to Subtenant copies of any notices received from any party relating to the Sublease or the use or occupancy of the Subleased Premises.

(f) Subtenant acknowledges that Subtenant is taking the Subleased Premises in their present condition, broom clean and “as is”, subject to the terms and conditions of this Sublease, and to the specific items of Landlord and Sublandlord work, if any, to be performed prior to the Commencement Date, as described within the attached Exhibit “C”/Pre-Commencement Date Work. Sublandlord shall use best efforts to enforce, for the benefit of Sublandlord and Subtenant, Landlord’s Warranty and such other warranties described in Schedule 5.2 of the Amended and Restated Work Letter dated March 24, 2015 (the “Work Letter”) attached to the Second Amendment.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(g) Sublandlord shall use best efforts to pursue and to enforce, in due course, for the benefit of Sublandlord and Subtenant, the material remaining items on the “punch list” related to Landlord’s completion of the Project.

2. TERM.

(a) The initial term of this Sublease (the “Initial Term” or “Term”) shall commence on the date which is two (2) business days following the date upon which the Consent and the SNDA (as such terms are defined in Section 24) are obtained and delivered to both Sublandlord and Subtenant (the “Commencement Date”). The parties agree that this Sublease, and the obligation of the parties to perform hereunder, shall be expressly subject to Section 24 hereof and shall not take effect unless and until the conditions set forth therein are waived in writing or satisfied.

(b) The Initial Term shall end on the date (the “Expiration Date”) which is the last day of the month in which the tenth (10th) anniversary of the Rent Commencement Date occurs (as hereinafter defined) or upon such earlier date upon which the Term may expire or be terminated pursuant to any of the conditions or covenants of this Sublease or pursuant to law.

(c) Promptly following the Commencement Date, Sublandlord and Subtenant shall enter into an agreement confirming such Commencement Date; provided, however, that failure to execute and deliver such agreement shall not affect the validity of the Commencement Date.

3. SUBORDINATION TO AND INCORPORATION OF THE LEASE.

(a) This Sublease is in all respects subject and subordinate to the terms and conditions of the Lease and to the matters to which the Lease, including any amendments thereto, is or shall be subordinate. Subtenant agrees that Subtenant has reviewed and is familiar with the Lease, and will not do or suffer or permit anything to be done which would result in a default or breach (whether or not subject to notice or grace periods) on the part of Sublandlord, as tenant, under the Lease or cause the Lease to be terminated. Sublandlord agrees that Sublandlord will not do or suffer or permit anything to be done which would result in a Default on the part of Sublandlord (as tenant), under the Lease. If, however, the Lease is terminated prior to its scheduled expiration for any reason whatsoever, including a voluntary termination, then except as may otherwise be expressly provided for in the Consent from Landlord, this Sublease shall likewise terminate, without further notice and without further obligation or liability on the part of the parties.

(b) Except as otherwise expressly provided in this Sublease, the terms, covenants, conditions, rights, obligations, remedies and agreements of the Lease are incorporated into this Sublease by reference and made a part hereof as if fully set forth herein and shall constitute the terms of this Sublease, mutatis mutandis, Sublandlord being substituted for “Landlord” thereunder and Subtenant being substituted for “Tenant” thereunder, except to the extent that such terms do not relate to the Subleased Premises or are inapplicable to, or specifically inconsistent with, the terms of this Sublease, it being understood and agreed that Sublandlord will not be acting as, or assuming any of the responsibilities of, Landlord, and all references in the Lease to landlord-provided functions, services and/or allowances, or to landlord insurance

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

requirements, including the preparation of Annual Estimates and Annual Statements of Operating Expenses pursuant to Section 5 (Operating Expense Payments), Section 11 (Utilities and Services; Emergency Generator; Service Interruptions), Section 13 Landlord’s Repairs, Section 17(a) Landlord’s Insurance, Section 18 (Restoration) and Section 19 (Eminent Domain) shall continue to be references to Landlord and not to Sublandlord. Nothing in this Section 3 shall be diminished or impaired by reason of any repetition anywhere in this Sublease expressly referring to specific incorporation by reference in the Sublease of any provision of the Lease.

(c) The following provisions of the Original Lease shall not be incorporated herein by reference and are expressly excluded from the terms of this Sublease:

Section 1 (except for the second sentence thereof, which is incorporated by reference)	Lease of Premises

Section 2(a), 2(b), 2(c), 2(d), 2(e)	Delivery; Acceptance of Premises; Commencement Date

Section 4	Base Rent Adjustments; Prepayment of Additional Tenant Improvement Allowance

Section 5(f)	Operating Expense Payments

First Sentence of Section 3(a) and Section 6	Security Deposit

Section 22	Assignment and Subletting

Section 30(c)	Representation and Warranty re: Environmental Requirements

Section 31(b) (delete only last sentence)	[***]

Section 35	Brokers

Section 38 (delete subparagraphs (a), (b) and (c), and leave introductory paragraph)	Signs; Exterior Appearance

Section 39	Right of First Offer

Section 40	Right to Expand

Section 41	Right to Extend Term

Section 42	Right of First Refusal to Lease

Exhibit A	Description of Premises

Exhibit G	Adjustment Calculations

(d) The following provisions of the First Amendment shall not be incorporated herein by reference and are expressly excluded from the terms of this Sublease:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 2(b)	Commencement Date

Section 4	TI Allowances for Expansion Space

Section 6	Security Deposit

Section 7(f)	Use

Section 8	Parking

Section 9	Excess Rent With Respect to Assignment or Subletting of Expansion Space

(e) Exhibit C/Amended and Restated Workletter attached to the Second Amendment shall be and is incorporated herein by reference, with the exception that the following provisions are expressly excluded:

Section 2.3;	Landlord’s Modification to Shell, Core and Site Construction Documents

Section 2.4	Tenant Requested Modifications to Shell, Core and Site Construction Documents

Section 2.6 (delete only last sentence)	Approved Tenant Modifications

Section 2.7 and Schedule 2.7	Shared Staffing Costs During Construction

Section 6.3	Additional TI Allowance; Base Rent Allocable to Additional TI Allowance

Section 6.4	Notice As to Use of TI Allowance

Section 6.6 (delete only the second paragraph, and delete Schedule 6.6)	Costs Includable in TI Allowance

Section 6.10	Test Fit Allowance

Section 7.14; Schedule 7.14	Project Accounting

The reference in this Sublease to any particular section or article of the Lease shall not in any way be deemed or construed to derogate from the general incorporation by reference of the entire Lease (except as aforesaid) into this Sublease.

(f) In connection with any meetings and/or discussions scheduled by Sublandlord and Landlord regarding (i) Annual Estimates for Operating Expenses pursuant to Section 5(a) Annual Estimates, (ii) Building Systems pursuant to Section 11(a) Utilities and Sewers, (iii) building security as set forth in Section 33 (Security), and (iv) retail signage approval as provided in Section 38(d) of the Lease, Sublandlord will give Subtenant reasonable prior written notice of such meetings and/or discussions and invite (via email) a representative of Subtenant to attend and/or participate. Except in case of emergency, such notice shall not be less than five (5) days.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4. RENT.

From and after the Rent Commencement Date (as hereinafter defined), Subtenant shall pay to Sublandlord monthly installments of annual base rent (the “Base Rent”), which Base Rent shall be paid in advance on or before the first day of each calendar month in accordance with Section 3 (Rent) of the Lease. For purposes hereof, the “Rent Commencement Date” shall be the date which is the earlier to occur of: (i) the twelfth (12th) monthly anniversary of the Commencement Date, and (ii) the date upon which Subtenant occupies [***] ([***]) or more full floors of the Subleased Premises for the Permitted Use. In the event Subtenant occupies fewer than [***] ([***]) full floors of the Subleased Premises for the Permitted Use prior to the [***] ([***]) monthly anniversary of the Commencement Date, then, until the Rent Commencement Date occurs, Subtenant shall pay only its share of Expense Rent, Parking Charges and Subtenant Surcharges (but not Base Rent) proportionately allocable to the floors so occupied. If the Rent Commencement Date shall be on any day other than the first day of a calendar month, Base Rent for the partial month shall be prorated based on the number of days in that month. Subtenant shall pay Base Rent in accordance with the following schedule:

Period	Base Rent (Annual)	Base Rent (Monthly)	Base Rent/ rentable square foot
RCD – Month 1 (plus any partial month)	$—	$883,924.17	$65.00
Month 2 -13	$10,607.090.00	$883,924.17	$65.00
Months 14-25	$10,793,122.04	$889,426.84	$66.14
Months 26-37	$10,980,785.94	$915,065.50	$67.29
Months 38-49	$11,173,345.42	$931,112.12	$68.47
Months 50-61	$11,369,168.62	$947,430.72	$69.67
Months 62-73	$11,568,255.54	$964,021.30	$70.89
Months 74-85	$11,770,606.18	$980,883.85	$72.13
Months 86-97	$11,976,220.54	$998,018.38	$73.39
Months 98-109	$12,186,730.48	$1,015,560.87	$74.68
Months 110-121	$12,398,872.28	$1,033,239.36	$75.98

5. ADDITIONAL RENT.

(a) In addition to the Base Rent and any other sums which Subtenant may be obligated to pay pursuant to any other provision of this Sublease, from and after the Rent Commencement Date, Subtenant agrees to pay to Sublandlord as additional rent hereunder, in monthly installments based on Landlord’s Annual Estimates (as defined in Section 5(a) of the Lease), as and when such sums are due and payable by Sublandlord under the Lease, or as otherwise hereinafter provided.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i) Subtenant’s Share of Administration Rent and Additional Rent (as such terms are defined in Section 3 of the Lease) (collectively, “Expense Rent”). The term “Additional Rent” includes Operating Expenses attributable to the Premises. For purposes hereof, “Subtenant’s Share” shall be a percentage, the numerator of which is the agreed rentable area of the then Subleased Premises, and the denominator of which is 380,111, the total combined rentable square feet in the 75 Binney Building and the 125 Binney Building. Subtenant’s Share may increase or decrease, as the case may be, as additional area is added to or subtracted from the Subleased Premises pursuant to the terms hereof. As of the date of this Sublease, Subtenant’s Share is forty two and nine tenths percent (42.9%), reflecting a numerator of 163,186 rentable square feet as the agreed rentable area of the Subleased Premises and a denominator of 380,111 rentable square feet; and

(ii) all Parking Charges (as hereinafter defined) attributable to Subtenant’s Pro Rata Share of Parking Spaces in the Garage pursuant to Section 10(b) of the Lease and Section 16 hereof; and

(iii) all Subtenant Surcharges (as hereinafter defined). As used herein, the term “Subtenant Surcharges” shall mean any and all amounts, in addition to Expense Rent under Section 5(a)(i) and Parking Charges under Section 5(a)(ii) above, which become due and payable by Sublandlord to the Landlord under the Lease, whether as “additional rent” or for any extra services or otherwise which would not have become due and payable but for the acts and/or failures to act of Subtenant under this Sublease or which are otherwise attributable to the Subleased Premises for: (x) any increases in the Landlord’s fire, rent or other insurance premiums resulting from any act or omission of Subtenant, (y) any charges payable by Sublandlord under the Lease on account of Subtenant’s use or maintenance of heating, ventilation or air conditioning, electricity, or other extra services requested by Subtenant and provided under the Lease for the benefit of Subtenant or the Subleased Premises, and (z) any charges payable by Sublandlord under the Lease on account of any other additional service requested by Subtenant and as may be provided under the Lease to or for the benefit of the Subleased Premises, including but not limited to Section 11(b) (Other Services).

(b) Subtenant shall pay the additional rents set forth in Section 5(a)(i) and (ii) within five (5) business days after the presentation of statements therefor by Landlord or Sublandlord to Subtenant, and the additional rents set forth in Section 5(a)(iii) hereof within forty-five (45) days after the presentation of statements therefor. Any failure or delay by Sublandlord in billing any sum set forth in this Section 5 shall not constitute a waiver of Subtenant’s obligation to pay the same in accordance with the terms of this Sublease, but the time period for payment shall be extended accordingly. Annual reconciliations of payments for Expense Rent shall be made within the time frames provided for in Section 5(e) of the Lease.

(c) In connection with any Sublandlord and Landlord meetings and/or discussions regarding the Annual Estimates for Operating Expenses pursuant to Section 5(a) of the Lease (Annual Estimates), Sublandlord will give Subtenant reasonable prior written notice of all such “open book” cooperative meetings and/or discussions with Landlord and invite a representative of Subtenant to attend and/or participate in same.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d) Sublandlord shall within five (5) business days of receipt furnish to Subtenant a copy of each notice or statement from the Landlord affecting the Subleased Premises with respect to Subtenant’s obligations hereunder. If Sublandlord disputes the correctness of any such notice or statement and if such dispute is resolved in Sublandlord’s favor, or if Sublandlord shall receive any refund of additional rent with or without a dispute, Sublandlord shall, within thirty (30) days of receipt of funds pay to Subtenant any refund (after deducting from the amount of any such refund an equitable portion of all expenses, including court costs and reasonable attorneys’ fees, incurred by Sublandlord in resolving such dispute) received by Sublandlord in respect (but only to the extent) of any related payments of additional rent made by Subtenant less any amounts theretofore received by Subtenant directly from the Landlord and relating to such refund; provided, however, that, if Sublandlord is required under the terms of the Lease to pay such amounts pending the determination of any such dispute (by agreement or otherwise), Subtenant shall pay the full amount of the Base Rent, Expense Rent, Subtenant Surcharges and Parking Charges in accordance with this Sublease and the applicable Landlord’s statement or notice.

(e) Subtenant shall have all audit rights and the benefit of all audit periods set forth under Section 5 (Operating Expense Payments) of the Lease.

(f) Subtenant shall have the same rights as set forth in Section 9(a) of the Lease to seek an abatement of Taxes provided Subtenant shall give Sublandlord notice at least twenty (20) days prior to the deadline for filing such requests. Sublandlord agrees to cooperate with Subtenant in connection with Subtenant’s review of any Annual Statements, bills or other materials furnished by Landlord relating to the Subleased Premises and, upon request of Subtenant, to request from Landlord any additional supporting materials reasonably requested by Subtenant in connection therewith and, at Subtenant’s sole cost and expense, to conduct an audit pursuant to the terms and conditions of Section 5(e)(iv) of the Lease, and/or to file an abatement pursuant to the terms and conditions of Section 9(a) of the Lease.

(g) To the extent then accrued but not satisfied, Subtenant’s obligation to pay the Base Rent, Expense Rent, Subtenant Surcharges, Parking Charges and all other sums payable under this Section 5 or otherwise under this Sublease shall survive the termination or earlier expiration of this Sublease.

(h) The Base Rent, Expense Rent, Subtenant Surcharges, Parking Charges and any other amounts payable pursuant to this Sublease (“Rent”) shall be paid by Subtenant to Sublandlord at the address first set forth above, or at such other place as Sublandlord may hereafter designate from time to time in writing, in lawful money of the United States of America, or at Subtenant’s option, by wire transfer, as and when the same become due and payable, without demand therefor and without any deduction, set-off or abatement whatsoever except as otherwise provided herein. Any other amounts of additional rents and other charges herein reserved and payable shall be paid by Subtenant in the manner and to the persons set forth in the statement from Sublandlord describing the amounts due. All Expense Rent, adjustments

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of Base Rent, Subtenant Surcharges, Parking Charges and all other costs, charges and expenses which Subtenant assumes, agrees or is obligated to pay to Sublandlord pursuant to this Sublease shall be additional rent and, in the event of nonpayment thereof, Sublandlord shall have all the rights and remedies with respect thereto as are herein provided for in case of nonpayment of the Base Rent reserved hereunder (and subject to the same notice and grace periods set forth in the Lease).

(i) Utilities are provided and paid for by Landlord in accordance with Section 11(a) (Utilities and Services) of the Lease. In accordance with Section 11(a) of the Lease, Subtenant shall pay all costs or amounts due on account of any separately metered or sub-metered, as the case may be, Utilities and/or other services which may be furnished to Subtenant or the Subleased Premises during the Sublease Term. Submeters for gas and electric shall be provided for and installed by Subtenant as part of the Subtenant Improvements.

6. EXTENSION OPTION.

(a) Provided that at the time of such exercise and upon the commencement of the Extended Term (i) there then exists no Default or condition which, with the giving of notice or passage of time or both, would constitute a Default, (ii) this Sublease is then in full force and effect, and (iii) Subtenant or Subtenant’s Permitted Transferee is in actual occupancy of not less than [***] ([***]) full floors of the Subleased Premises, Subtenant shall have one (1) option to extend the Initial Term of the Sublease (the “Extension Option”) for the Subleased Premises beginning on the day immediately following the Sublease Expiration Date (the “Extended Term Commencement Date”) and ending on March 30, 2030 (the “Extended Term”) on the same terms and conditions as set forth herein (other than Base Rent), by giving Sublandlord written notice of its election to exercise such Extension Option at least fifteen (15) months, but not more than eighteen (18) months, prior to the expiration of the Initial Term. Provided the conditions set forth in the foregoing clauses (i), (ii) and (iii) shall have been satisfied, the giving of such notice by Subtenant shall automatically extend the Initial Term for the Extended Term, and no instrument of renewal need be executed. In the event that Subtenant fails to give such notice to Sublandlord, this Sublease shall automatically terminate at the end of the Initial Term, and Subtenant shall have no further option to extend the Initial Term, it being agreed that time is of the essence with respect to the giving of such notice. The Extended Term shall be on all the terms and conditions of this Sublease, except that during the Extended Term, Subtenant shall have no further option to extend the Term and the rent for the Extended Term shall be determined as provided in Subsections 5(c) though (h), inclusive, below. Subtenant’s Extension Option shall be personal to the original Subtenant and shall be void if the interest of Subtenant is assigned or transferred to any entity other than a Permitted Transferee.

(b) The Base Rent for the Extended Term (“Extended Term Base Rent”) shall be equal to the Fair Market Rent for the Subleased Premises, as hereinafter determined. In no event, however, shall the Extended Term Base Rent be less than [***] Dollars ($[***]) per rentable square foot of the Subleased Premises, increasing annually commencing on the first anniversary of the first day of the Extended Term, and on each successive anniversary thereof, by [***]% of the Extended Term Base Rent in effect as of the end of the previous year. During the Extended Term, Subtenant shall continue to pay all Expense Rent, Subtenant Surcharges and Parking Charges in accordance with Section 5 of this Sublease.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c) Sublandlord shall deliver to Subtenant Sublandlord’s determination of the Fair Market Rent (as hereinafter defined) and rent escalations payable during the Extended Term (“Sublandlord’s Rent Determination”) within thirty (30) days after delivery of Subtenant’s notice of its election to exercise such Extension Option (provided that Sublandlord shall not be obligated to deliver such determination to Subtenant earlier than fifteen (15) months prior to the expiration of the Initial Term). The term “Fair Market Rent” shall mean the then fair market rental rate for the Subleased Premises taking into consideration all relevant factors that a tenant would pay upon an arms-length rental of the Subleased Premises on a direct lease as of the last day of the Initial Term. A determination of the Fair Market Rent payable for the Subleased Premises during the Extended Term shall be made in the manner described in subsections (d) through (h), inclusive, below.

(d) If, on or before the date which is sixty (60) days following the date of Sublandlord’s Rent Determination Notice, Subtenant has not agreed with Sublandlord’s determination of the Fair Market Rent and the rent escalations applicable during the Extended Term after negotiating in good faith, Subtenant may by written notice to Sublandlord delivered not later than the last day of such sixty (60) day period, elect arbitration as described in Subsections 5(e), (f) and (g) below. If, on or before the last day of such sixty (60) day period, Subtenant does not either give written notice to Sublandlord of either Subtenant’s acceptance of Sublandlord’s Rent Determination or Subtenant’s election of arbitration, Subtenant shall be deemed to have accepted Sublandlord’s Rent Determination, and Sublandlord’s Rent Determination of the Fair Market Rent and rent escalations shall be the Fair Market Rent and rent escalations for the Subleased Premises during the Extended Term.

(e) Within ten (10) business days of Subtenant’s notice to Sublandlord of its election to arbitrate Fair Market Rent and escalations, each party shall deliver to the other a proposal containing the Fair Market Rent and escalations that the submitting party believes to be correct (“Extension Proposal”). If either party fails to timely submit an Extension Proposal, with an additional five (5) business days after notice that the same has not been received, then the other party’s submitted proposal shall determine the Base Rent and escalations for the Extended Term. If both parties submit Extension Proposals, then Sublandlord and Subtenant shall meet within seven (7) days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Fair Market Rent and escalations. If Sublandlord and Subtenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within ten (10) days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent and escalations for the Extended Term. The two (2) Arbitrators so appointed shall, within five (5) business days after their appointment, appoint a third Arbitrator. If the two (2) Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Subleased Premises are located, upon ten (10) days’ prior written notice to the other party of such intent.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f) The decision of the Arbitrator(s) shall be made within thirty (30) days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. If there is a single Arbitrator, the decision of the single Arbitrator shall be final and binding upon the parties. If there are three (3) Arbitrators, the third Arbitrator shall chose in full one (1) of the decisions of the other two (2) Arbitrators, and such choice shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If, pursuant to the preceding provisions of this Section 6, Fair Market Rent and escalations have not been determined as of the first day of the Extended Term, Subtenant shall pay on account of Base Rent the rent specified by Sublandlord in Sublandlord’s Rent Determination as the Fair Market Rent until such determination is made. After the determination of the Fair Market Rent and escalations, the parties shall make any necessary adjustments to such payments made by Subtenant.

(g) An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in Cambridge, Massachusetts, or (B) a licensed commercial real estate broker with not less than 15 years’ experience representing landlords and/or tenants in the leasing of high tech or life sciences space in Cambridge, Massachusetts, (ii) devoting substantially all of their time to professional appraisal, brokerage work, or institutional real estate advisory work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested (i.e., shall not have been engaged by either Sublandlord or Subtenant, or their respective affiliates, as their exclusive representative during the immediately preceding 2-year period).

(h) If Subtenant shall validly exercise the Extension Option, it shall promptly, after such election and the determination of the Fair Market Rent and escalations for the Extended Term, enter into an amendment to the Sublease incorporating the terms thereof, but failure to do so shall have no effect on Subtenant’s agreement to extend the Sublease Term for the Extended Term.

7. ROFO RIGHTS.

(a) Provided that at the time of such availability and at the time Subtenant elects to lease such Offered Space (as hereinafter defined) (i) there then exists no Default or condition which, with the giving of notice or passage of time or both, would constitute a Default, (ii) this Sublease is then in full force and effect, and (iii) original Subtenant named under this Sublease or Subtenant’s Permitted Transferee is in actual occupancy of not less than [***] ([***]) full floors of the Subleased Premises (except during any period prior to initial occupancy of the Subleased Premises), if, at any time during the Initial Term all or any portion of the Premises within the 125 Binney Building, except as provided below (the “First Offer Space”), shall become available for sublease (and specifically excluding any portion of the Premises which Sublandlord desires to retain for its own use or sublease to any entity controlled by, controlling, or under common control with, Sublandlord), Sublandlord shall notify Subtenant in writing (the “ROFO Notice”), identifying the space available (the “ROFO Offered Space”) and shall set forth the terms and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

conditions on which Sublandlord is willing to lease the ROFO Offered Space. Notwithstanding the foregoing, in no event shall the First Offer Space include or shall this first offer right apply to (i) any Contraction Space (as hereinafter defined) which may have been deleted from the Subleased Premises in accordance with Section 8, or (ii) any portion of the first (1st) floor allocated for a café or food service area.

(b) Subtenant shall have the right (the “First Offer Right”), by giving written notice to Sublandlord within ten (10) business days after receipt of the ROFO Notice, time being of the essence, to lease the ROFO Offered Space on the terms offered by Sublandlord, and Subtenant’s election to lease the ROFO Offered Space shall constitute a binding agreement to lease the ROFO Offered Space on the terms offered by Sublandlord. If Subtenant shall so elect to lease the ROFO Offered Space, it shall promptly after such election enter into an amendment to this Sublease incorporating the terms contained in Sublandlord’s notice, but failure to do so shall have no effect on Subtenant’s agreement to lease the ROFO Offered Space. If Subtenant shall not elect to lease the ROFO Offered Space within such ten (10) business day period, then Subtenant shall have no further rights under this Section with respect to the ROFO Offered Space, and Sublandlord shall be free to sublease any or all of such space to a third party or parties from time to time on such terms and conditions as Sublandlord may deem appropriate; provided, however, that if Sublandlord does not lease the Offered Space to a third party or parties within [***] after giving such notice to Subtenant (as described in subsection (d) below), and such ROFO Offered Space is still available for sublease (or thereafter if such ROFO Offered Space shall again become available for sublease), then Sublandlord shall not lease the ROFO Offered Space to any third party or parties without first again offering the ROFO Offered Space to Subtenant pursuant to the terms hereof. Nothing herein shall be construed to limit Subtenant’s rights under this Section with respect to space within the First Offer Space other than the ROFO Offered Space. The First Offer Right shall be personal to the original Subtenant named in this Sublease and shall be void if the interest of the Subtenant originally named in this Sublease is assigned or otherwise transferred except to a Permitted Transferee.

(c) For purposes of this Section, space shall not be deemed to be “available for sublease” (i) in the event that Sublandlord desires to utilize such space for its own purposes or to sublease any of the First Offer Space to any entity controlled by, controlling, or under common control with, Sublandlord, or (ii) in the event that Sublandlord and an existing occupant of such space desire to renew or extend such existing occupant’s sublease or enter into a new sublease; and Subtenant’s rights under this Section shall be subject and subordinate to any such extension, renewal, or subleasing to such existing occupant occupying its then current space.

(d) If Subtenant shall not elect to lease the ROFO Offered Space pursuant to an offer from Sublandlord under this Section as aforesaid, then notwithstanding anything to the contrary contained in the preceding paragraph, if Sublandlord shall thereafter (i) fail to lease the Offered Space for a Net Effective Rental (as hereinafter defined) of not less than [***] percent ([***]%) of the Net Effective Rental proposed to Subtenant within [***] from the date of the ROFO Notice, and (ii) such space remains available for sublease, and Sublandlord shall propose to lease the ROFO Offered Space for a Net Effective Rental of less than [***] percent ([***]%) of the Net Effective Rental proposed to Subtenant, Sublandlord shall re-offer the ROFO Offered Space to Subtenant pursuant to this Section. The term “Net Effective Rental” shall mean for purposes

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of this Section, with respect to any proposed lease of ROFO Offered Space, the net present value, determined as of the effective date of the proposed sublease, using a discount rate of [***] percent ([***]%), of the aggregate of all Base Rent, Expense Rent, Parking Charges and Subtenant Surcharges payable under the proposed sublease, discounted from the date such payment would have been made under the proposed sublease to the commencement date of the proposed sublease, after deducting therefrom the amount of all inducements (such as, by way of example only, work allowances, work letters or rent abatements) that are (or will be) granted by Sublandlord to such subtenant in respect thereof, discounted, using a discount rate of [***] percent ([***]%), from the date that such inducements were to have been given under the proposed sublease to the commencement date of the proposed sublease.

(e) Upon any re-offering of ROFO Offered Space to Subtenant following any reduction of the price or expiration of the [***] period as provided in subsections (b) and (d) above and if such space remains available for sublease, Subtenant shall have five (5) business days after Subtenant’s receipt of a ROFO Notice to exercise its right hereunder, by giving written notice to Sublandlord, time being of the essence, to lease the ROFO Offered Space on the terms offered by Sublandlord, and Subtenant’s election to lease the ROFO Offered Space shall constitute a binding agreement to lease the ROFO Offered Space on the terms offered by Sublandlord.

(f) Effective as of Sublandlord’s delivery to Subtenant of the applicable ROFO Offered Space, (i) the definition of Subleased Premises shall be modified to include the applicable ROFO Offered Space; (ii) Base Rent shall be increased proportionately to include the applicable ROFO Offered Space; (iii) Subtenant’s Pro Rata Share of Parking Spaces in the Garage shall be increased proportionately; and (iv) Subtenant’s Share in Section 5(a)(i) hereof shall be increased proportionately to include the ROFO Offered Space. Further, as of the date of Sublandlord’s delivery to Subtenant of the applicable ROFO Offered Space, Subtenant shall pay Subtenant’s Share of Expense Rent, Subtenant Surcharges and Parking Charges with respect to the applicable ROFO Offered Space in accordance with Section 5(a) of this Sublease.

(g) Promptly after Sublandlord’s delivery to Subtenant of the applicable ROFO Offered Space, Sublandlord and Subtenant shall execute an amendment to this Sublease confirming the terms of the expansion, but failure to do so shall have no effect on Subtenant’s agreement to lease the applicable ROFO Offered Space.

8. CONTRACTION OPTION.

(a) Provided that (i) the Subleased Premises include at least [***] ([***]) full floors of the 75 Binney Building, including Floors [***] and [***], (ii) there then exists no Default or condition which, with the giving of notice or passage of time or both, would constitute a Default, and (iii) this Sublease is then in full force and effect, Subtenant shall have the one-time right, at Subtenant’s election, to reduce the size of the Subleased Premises (the “Contraction Option”) by deleting the [***] of the Subleased Premises (the “Contraction Space”), effective upon the seventh (7th) anniversary of the Rent Commencement Date (the “Contraction Date”), provided further that:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(1) Subtenant shall exercise the Contraction Option by written notice given to Sublandlord no later than December 31, 2021 (the “Contraction Notice”);

(2) this Sublease is in full force and effect as to all of the Subleased Premises both as of the date Subtenant delivers the Contraction Notice (provided that Sublandlord shall have the right to waive this condition) and as of the Contraction Date;

(3) there then exists no uncured Default both as of the date Subtenant delivers the Contraction Notice (provided that Sublandlord shall have the right to waive this condition) and as of the Contraction Date; and

(4) at least sixty (60) days prior to the Contraction Date, Subtenant shall pay to Sublandlord by wire transfer, certified check or bank check, an amount equal to Sublandlord’s Unamortized Costs (as hereinafter defined).

“Sublandlord’s Unamortized Costs” shall mean an amount equal to the sum of the unamortized amounts, as of the Contraction Date and assuming straight line amortization over a period of ten (10) years, of (1) the Base TI Allowance (as hereinafter defined) paid by Sublandlord, allocable on a proportionate basis to the Contraction Space, (2) brokerage commissions paid by Sublandlord in connection with this Sublease, allocable on a proportionate basis to the Contraction Space, (3) legal fees incurred by Sublandlord in connection with this Sublease, allocable on a proportionate basis to the Contraction Space, and (4) interest on the foregoing items (1) through (3) at the rate of [***] percent ([***]%) per annum. Prior to Subtenant’s delivery of the Contraction Notice, Subtenant shall request Sublandlord’s written statement of Sublandlord’s Unamortized Costs for the Contraction Space. Within twenty (20) business days after receipt of Subtenant’s request, Sublandlord shall deliver to Subtenant Sublandlord’s statement of Sublandlord’s Unamortized Costs.

(b) In the event that Subtenant fails to deliver the Contraction Notice to Sublandlord in accordance with the terms hereof, Subtenant shall have no further option to reduce the size of the Subleased Premises under this Section 8, it being agreed that time is of the essence with respect to the giving of such Notice.

(c) Time is of the essence with respect to all of the conditions and limitations set forth in this Section upon Subtenant’s exercise of the Contraction Option. Subtenant shall surrender the Contraction Space on the Contraction Date in accordance with the surrender and restoration provisions of the Sublease and the Lease, as if the Contraction Date were the Expiration Date with respect to the Contraction Space only. If Subtenant should fail to so surrender the Contraction Space on the Contraction Date, such failure shall constitute a Default and holding over with respect to the Contraction Space and Sublandlord may exercise any and all available rights and remedies under the Sublease and the Lease, at law or in equity, by reason of such Default and holding over.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d) Provided that Subtenant complies with the provisions of Section 8 hereof with respect to the Contraction Space, effective as of the Contraction Date: (i) the definition of Subleased Premises shall be modified to exclude the Contraction Space; (ii) and Base Rent for the remaining Term shall be decreased proportionately to exclude the Contraction Space; (iii) Subtenant’s Pro Rata Share of Parking Spaces in the Garage shall be decreased proportionately; and (iv) Subtenant’s Share in Section 5(a)(i) hereof shall be decreased proportionately to exclude the Contraction Space.

(e) Promptly after the Contraction Date, Sublandlord and Subtenant shall execute a suitable instrument confirming such adjustments, but failure to do so shall have no effect on the Contraction Date.

9. SECURITY DEPOSIT. No security deposit shall be required to be provided by Subtenant.

10. USE OF SUBLEASED PREMISES. (a) Subtenant shall use the Subleased Premises only for the Permitted Use set forth in the Basic Lease Provisions of the Lease and in accordance with Section 7 (Use) of the Lease, and for no other purposes.

(b) Subject to approval by Landlord, any applicable Legal Requirements, and final approval of plans as otherwise provided herein, Sublandlord shall approve the use by Subtenant of a portion of the Floor L1 of the Subleased Premises for use as an auditorium and/or a fitness center, provided the same is not generally open to the public for use or membership.

11. CONDITION OF SUBLEASED PREMISES.

(a) As of the date hereof, Sublandlord represents that it is not aware of any condition within the Premises and/or the Subleased Premises that would materially adversely affect Subtenant’s design, permitting, construction or use of the Subleased Premises including, without limitation, any restrictions on utilities, any exclusive use restrictions or any environmental conditions impacting the Subleased Premises.

(b) Subtenant represents and warrants that it has made a thorough examination of the Subleased Premises and it is familiar with the condition thereof and the requirements of the Landlord/Tenant Responsibility Matrix dated March 30, 2015 (the “Landlord/Tenant Matrix”) attached hereto as Exhibit “D”/Schedule 2.1. Subtenant acknowledges that Subtenant is taking the Subleased Premises in its present condition, broom clean and “as is”, subject to the terms and conditions of this Sublease, and to the specific items of Landlord and Sublandlord work, if any, to be performed prior to the Commencement Date, as described within the attached Exhibit “C”/Pre-Commencement Date Work. Except as otherwise expressly set forth herein, Subtenant acknowledges that it enters into this Sublease without any representation or warranties by Sublandlord as to present or future condition of the Subleased Premises or the appurtenances thereto, any improvements therein, or as to the Premises. Subtenant understands that the Subleased Premises require substantial additional improvements to be available for use and occupancy and that Sublandlord has no obligation to perform any work therein, or to contribute to the cost of any work, except as expressly set forth in Section 12 hereof. Sublandlord shall be informed of and invited to attend Subtenant job meetings, in accordance with Section 1.1 and Section 3.5 of the Work Letter.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12. SUBTENANT IMPROVEMENTS/BASE TI ALLOWANCE. Subtenant acknowledges and agrees that all work to be performed within the Subleased Premises to make the Subleased Premises suitable for Subtenant’s occupancy shall be performed in accordance with the Work Letter attached to the Second Amendment, except as modified herein:

(a) Performance of Subtenant Improvements. Subtenant, at subtenant’s sole cost and expense, subject to the Base TI Allowance as defined in Section 12(b) hereof, will construct improvements within the Subleased Premises (the “Subtenant Improvements”) to make the Subleased Premises suitable for its occupancy.

(b) Base TI Allowance. Subject to Landlord’s obligation under Section 6.2 of the Work Letter to provide Sublandlord with a tenant improvement allowance, Sublandlord will provide to Subtenant a tenant improvement allowance (the “Base TI Allowance”) of [***] Dollars ($[***]) per rentable square foot of the Subleased Premises, or [***] Dollars ($[***]) in the aggregate, to be used for Subtenant’s TI Costs (as defined in the Lease).

(c) Notice As to Use of TI Allowance. Subject to the terms of the Work Letter and to this Sublease, Subtenant shall have the right to the availability of all or any portion of the Base TI Allowance by requisitions made any time through and ending on December 31, 2019.

(d) Direct Payment of Base TI Allowance. Sublandlord shall use reasonable efforts to coordinate with Landlord to arrange for direct payment by Landlord to Subtenant or Subtenant’s designee of disbursements of Subtenant’s Base TI Allowance. Upon written authorization by Tenant, Landlord shall disburse the applicable portion of the Base TI Allowance directly to Subtenant or Subtenant’s designee for TI Costs allocable to the Subleased Premises, up to the maximum Base TI Allowance allocable to the Subleased Premises. Sublandlord agrees, for the benefit of Landlord, that any such amount so authorized by Sublandlord and Subtenant and disbursed by Landlord shall be deemed an advance to Sublandlord, as Tenant, of the applicable portion of Sublandlord’s Base TI Allowance under the Lease.

(e) Subtenant’s and Sublandlord’s Authorized Representatives. Subtenant designates as Subtenant’s representatives (each, “Subtenant’s Authorized Representative”), (i) Senior Program Manager and (ii) Director, Engineering & Construction Services, each of whom is authorized to issue to, initial and sign, as applicable, all plans, drawings, approvals and Changes pursuant to the Work Letter. Sublandlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by Subtenant’s Authorized Representative. Subtenant may change Subtenant’s Authorized Representative upon two (2) business days’ prior written notice to Sublandlord. Sublandlord designates as Sublandlord’s representatives (each, “Sublandlord’s Authorized Representative”), (i) Chief Financial Officer and (ii) Senior Director, Global Real Estate & Facilities.

(f) Designation of TI Architect and Contractors. Sublandlord hereby approves, for purposes of constructing the Subtenant Improvements, (i) [***] as Subtenant’s “TI Architect”, and (ii) [***], [***] and [***] as Subtenant’s general contractors (“Subtenant’s General Contractors”). Subtenant hereby acknowledges and agrees that the TI Architect and Subtenant’s General Contractors shall be subject to Landlord’s approval pursuant to the terms of the Work Letter and/or the Consent. Any additional contractors or subcontractors designated by

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Subtenant in connection with the completion of the Subtenant Improvements shall be subject to Sublandlord’s and Landlord’s approval pursuant to the terms of the Work Letter, which approval by Sublandlord shall not be unreasonably withheld, conditioned or delayed if approved by Landlord.

(g) Reimbursement for Costs. Except for Administrative Rent as provided below, Subtenant shall reimburse Sublandlord for any actual, reasonable third party costs payable to Landlord in reviewing any requests received from Subtenant in connection with the Subtenant Improvements and any subsequent Subtenant Alterations. Sublandlord shall pay and Subtenant shall have no obligation to reimburse Sublandlord for the direct costs of construction management or supervision payable to Landlord as “Administrative Rent” in accordance with Section 6.1 of the Work Letter, whether in connection with the TI Improvements for the Premises or for the Subleased Premises. Prior to the Rent Commencement Date, Subtenant will not be charged for use of the loading docks or elevators within the 75 Binney Building.

(h) Cooperation and Coordination. Sublandlord and Subtenant shall reasonably cooperate to facilitate all necessary Landlord approvals required in connection with Subtenant’s completion of the Subtenant Improvements. Sublandlord shall review concurrently with Landlord in the time periods set forth in the Work Letter all Subtenant submissions on account of Subtenant’s proposed Subtenant Improvements (and any subsequent Alterations) including all requisition requests. Sublandlord and Subtenant shall coordinate and cooperate with each other in connection with the review and approval of plans for the Subtenant Improvements. Subtenant shall submit plans for approvals to Sublandlord and to Landlord jointly, and the time periods for review and approval in accordance with the Work Letter shall proceed simultaneously for all approvals thereunder.

13. ALTERATIONS. Subject to the terms and conditions of Section 12 (Alterations and Tenant’s Property) of the Lease and the Work Letter, Subtenant shall not make any changes, alterations, additions or improvements (collectively, “Alterations”) to the Subleased Premises without first obtaining the written consent of Sublandlord and Landlord, it being expressly agreed that Sublandlord’s consent to such Alterations shall not be unreasonably withheld, conditioned or delayed if approved by Landlord. Subtenant shall have the same rights as Sublandlord with respect to Notice-Only Alterations not requiring the consent of Landlord as provided in Section 12 of the Lease. Except as expressly permitted pursuant to the terms of the Lease or by written agreement by Sublandlord and Landlord at the time of Subtenant’s request for approval, all of the Subtenant Improvements, Alterations and Installations made within the Subleased Premises shall become the property of the Landlord upon the expiration of the Sublease Term.

14. ELECTRICITY; HVAC. Electricity and heating, ventilating and air conditioning are available to the Subleased Premises in the capacities and to the extent provided in the Landlord/Tenant Matrix attached hereto as Exhibit “D”/Schedule 2.1.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15. SUBLANDLORD OBLIGATIONS. (a) Subtenant acknowledges and agrees that, except as expressly provided hereunder, Sublandlord shall have no obligation to provide any services to the Subleased Premises, to fund the Base TI Allowance provided under the Work Letter independent of Landlord’s obligation to provide same to Sublandlord under the terms of the Lease, or to perform the terms, covenants, conditions or obligations of Landlord, as the owner of the Project, contained in the Lease including the preparation of Annual Estimates and Annual Statements of Operating Expenses pursuant to Section 5 (Operating Expense Payments), Section 11 (Utilities and Services; Emergency Generator; Service Interruptions), Section 13 Landlord’s Repairs, Section 17(a) Landlord’s Insurance, Section 18 (Restoration) and Section 19 (Eminent Domain). Subtenant agrees to look solely to Landlord, as the owner of the Project, for the furnishing of such services, for providing the Base TI Allowance, and for the performance of such Landlord terms, covenants, conditions or obligations. In the event that Landlord shall fail to furnish such services, or to provide the Base TI Allowance, or to perform any of the terms, covenants, conditions or obligations contained in the Lease on its part to be performed, Sublandlord shall be under no obligation or liability whatsoever to Subtenant for such failure.

(b) Subtenant shall notify Sublandlord of any Material Services Failure with respect to the Subleased Premises, and Subtenant shall have the same rights as Sublandlord with respect to equitable abatement of Base Rent and Subtenant’s Share of Additional Rent proportionately allocable to the Subleased Premises as provided in Section 11 of the Lease.

(c) Notwithstanding anything to the contrary herein, nothing in Section 15(a) above shall derogate from Sublandlord’s responsibility to notify Landlord and seek Landlord’s performance or rectification resulting from any Subtenant’s notice regarding a Landlord default or from Sublandlord’s obligation to cooperate with Subtenant under the terms and conditions set forth herein. Upon written notice from Subtenant to Sublandlord of Landlord’s failure to perform its obligations under the Lease, Sublandlord shall notify Landlord to that effect and demand Landlord’s performance or rectification of such breach. Sublandlord shall, at Subtenant’s sole cost and expense (subject to reimbursement and/or recoupment and the same rights of offset as forth in Section 31(b) of the Lease), use such best efforts as Subtenant may reasonably request to cause Landlord to comply with its obligations under the Lease, including, without limitation, exercising Sublandlord’s rights of self-help under Section 31(b) of the Lease. In addition, upon any failure of Landlord to fund all or any portion of Subtenant’s Base TI Allowance under and in accordance with this Sublease, Subtenant shall be entitled to the same rights of offset as provided under Section 31(c) Right of Base Rent Offset for TI Allowance Default of Landlord of the Lease.

(d) To the extent that Sublandlord is entitled to and actually receives an abatement of Rent due under the Lease in accordance with Section 11, Section 18, Section 19 or Section 31 of the Lease due to the circumstances specifically described in the Lease (a “Lease Rent Abatement”), which circumstances adversely affect the Subleased Premises, then to the extent such Lease Rent Abatement is allocable to the Subleased Premises (or any portion thereof) then Subtenant shall be entitled to a corresponding abatement of Rent due under the Sublease (a “Sublease Rent Abatement”), it being understood that the Sublease Rent Abatement shall not exceed either the number of days or the ratably allocable portion of the Subleased Premises of the Lease Rent Abatement. Subtenant may notify Landlord and Subtenant of any such condition causing untenantability in the Premises. Subtenant may request that Sublandlord make a demand upon Landlord under the Lease, if applicable, with respect to such untenantability.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

16. PARKING.

(a) Subject to the terms and conditions of Section 10 (Parking) of the Lease, commencing on the Rent Commencement Date, Subtenant shall be obligated to pay, in addition to Base Rent, Expense Rent and Subtenant Surcharges hereunder, and also as Additional Rent hereunder in respect of Subtenant’s Pro Rata Share of Parking Spaces in the Garage, the market rate monthly charge therefor designated by Landlord (“Parking Charges”). As of July 1, 2015 the Parking Charge is at the rate of $[***]/month per Parking Space. For purposes hereof, Subtenant’s “Pro Rata Share of Parking Spaces” shall initially be [***] ([***]) parking spaces in the Garage, to be adjusted to Subtenant’s Share of the parking spaces provided to the Premises in accordance with the Lease upon any adjustment of the size of the Subleased Premises in accordance with the terms of this Sublease. Subtenant’s allocated parking spaces are inclusive of any parking spaces in areas designated for exclusive parking for Subtenant as provided in Section 16(b) below. All such Parking Spaces shall be used solely for Subtenant’s employees working in the 75 Binney Building and for the guests, clients and invitees of Subtenant working in the 75 Binney Building. Notwithstanding any provision hereof to the contrary, by notice given to Sublandlord on or before the Rent Commencement Date, Subtenant may elect, to exclude and relinquish all or any portion of Tenant’s Pro Rata Share of Parking Spaces, and, in such event, Subtenant shall not be obligated to pay the monthly parking charge for any relinquished Parking Spaces.

(b) Subject to Landlord’s written approval, Subtenant shall have the right to use the B1 Space for parking exclusively for Subtenant’s employees and the parking area designated as “Portion of Parking B1 Level to be segregated via barrier arm” on the plan attached hereto as Exhibit “B-2”, and to install an arm barrier to vehicular entry, which rights to the B1 Space shall be subject to the access rights of Landlord and Sublandlord as provided in the Lease, and to the rights of the retail tenants in the Building to access the retail and restaurant related equipment located within the B1 Space.

(c) Subtenant’s Pro Rata Share of Parking Spaces shall be (i) proportionately reduced in the event Subtenant exercises its Contraction Option pursuant to Section 8 (Contraction Option) hereof, and/or (ii) proportionately increased in the event Subtenant exercises its First Offer Right with respect to any First Offer Space pursuant to Section 7 (ROFO Rights) hereof. Subject to the Landlord’s rules and regulations applicable to the Garage, and to Landlord’s consent, Sublandlord shall not grant any other subtenant or occupant of the 75 Binney Building the right to park on the “B1” parking level located directly below “Floor L1” of the 75 Binney Building.

17. GENERATOR/COMMUNICATIONS EQUIPMENT. Subject to the terms and conditions of the Lease, including without limitation Exhibit J (Rooftop Rights) thereto, Subtenant shall have the right to use a portion of the roof on the 75 Binney Building, subject to the approval of Landlord and in a location designated by Landlord, for installation of Subtenant’s Rooftop Equipment (including but not limited to a standby generator and communications equipment). Subtenant acknowledges and agrees that Landlord’s obligation to provide a standby generator or emergency back-up power is outlined under Section 11(c) (Tenant’s Standby Generator) of the Lease, the Work Letter, and the Landlord/Tenant Matrix attached hereto as Exhibit “D”/Schedule 2.1.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

18. COMPETITORS. Provided that (i) there then exists no Default or condition which, with the giving of notice or passage of time or both, would constitute a Default, and (ii) this Sublease is then in full force and effect, Sublandlord agrees not to enter into any assignment, lease, sublease (or consent to a sub-sublease) for any portion of the Premises to any company that is in competition with the business of Subtenant (a “Competitor”) and which Competitor is specifically listed on Exhibit “E” attached hereto.

19. ACCESS. Subtenant and Sublandlord confirm that the Sublease incorporates by reference Section 32 (Inspection and Access) of the Lease, permitting access to the Subleased Premises by Landlord and by Sublandlord.

20. INDEMNIFICATION; INSURANCE.

(a) The parties confirm that the provisions of Section 16 (Indemnification) of the Lease are incorporated herein by reference.

(b) The parties confirm that the provisions of Section 17 (Insurance) of the Lease are incorporated herein by reference. Subtenant shall carry all insurance required pursuant to be carried by the tenant pursuant to Section 17(b) of the Lease, specifically naming both Sublandlord and Landlord as additional insureds.

(c) Sublandlord hereby approves the following waivers to Section 17(b) of the Lease, subject to Landlord’s written approval of the same for Landlord and Subtenant: (i) eliminate requirement to include “agents” as additional insured, (ii) policyholder rating of A-, (iii) acceptance of a policy with no hostile fire exclusion rather than a hostile fire endorsement, (iv) waiver of a “per location” endorsement, and (v) acceptance of certificates of insurance issued by an insurer or agent rather than copies of actual complete policies.

(d) Notwithstanding anything to the contrary contained in this Sublease or in the Lease, and subject to the written consent of Landlord, at Subtenant’s option, for so long as (i) original Subtenant named under this Sublease is subleasing the entire Subleased Premises, (ii) no Default (as defined in Section 25 below) exists, (iii) Subtenant maintains a credit rating from Standard & Poors of “AAA” and a credit rating from Moody’s of “Aaa”, or better, (iv) Subtenant has a net worth in excess of [***] Dollars ($[***]), and (v) Subtenant maintains a program of self-insurance with respect to its properties generally, which program is administered and monitored in accordance with accepted standards of the insurance industry by professional insurance personnel retained or employed by Subtenant, Subtenant may self-insure for some or all of the insurance required under Section 17 (Insurance) of the Lease. Any undertaking by Subtenant to self-insure pursuant to this section shall not relieve Subtenant from any of Subtenant’s other obligations under the Lease or this Sublease, nor shall it serve to adversely affect Sublandlord or Landlord. The rights and obligations of Sublandlord shall remain the same as if Subtenant had obtained and maintained separate insurance from an independent institutional insurer of recognized responsibility for the coverages as provided herein, including the application of the waivers and releases in Section 22(c) Waiver of Subrogation under the Lease.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Subtenant shall be liable as a self-insurer for the same coverages and the same amount of insurance as would Subtenant’s insurer if Subtenant maintained the insurance described in this Section and Section 17 of the Lease.

(e) Subject to all of the other requirements of this Section 20, Sublandlord consents to self-insurance for some or all of the insurance required by this Section and Section 17 of the Lease, provided that (i) the original Subtenant maintains a program of insurance substantially in accordance with original Subtenant’s program of insurance in effect as of the date of this Sublease as set forth on the certificates of insurance with respect to both property insurance and liability insurance whereby (i) Subtenant maintains its own captive insurance company, (ii) Subtenant maintains re-insurance in amounts sufficient to satisfy the requirements of this Section 21 which re-insurance provides to Sublandlord direct access to re-insurers via a “cut-through” endorsement and (iii) the re-insurers satisfy the requirements of Section 17 of the Lease. Subtenant shall give Sublandlord prompt notice of any material change in Subtenant’s program of insurance.

(f) The parties confirm that the provisions of Section 30 (Environmental Requirements) of the Lease are incorporated herein by reference (except for subsection 30(c) which is excluded). Each of Sublandlord and Subtenant agrees to comply with the Environmental Requirements set forth in the Lease. Each of Sublandlord and Subtenant shall indemnify the other to the extent of any damage caused by Hazardous Materials brought upon the Premises or the Subleased Premises by such party in accordance with the same indemnification provisions as provided in Section 30 of the Lease.

(g) The parties confirm that the provisions of Section 16 (Indemnification) of the Lease are incorporated herein by reference. In addition, each of Sublandlord and Subtenant agrees to hold the other harmless from Claims caused by its negligence or willful misconduct in connection with the use or control of the New Atrium Area in accordance with the same indemnification provisions as provided in Section 16 of the Lease.

21. ASSIGNMENT AND SUBLETTING.

(a) General Prohibition. Without Sublandlord’s and Landlord’s prior written consent, subject to and on the conditions described in this Section 21 and subject to the terms of this Section 21, Subtenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Sublease or sub-sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Subleased Premises, and any attempt to do any of the foregoing shall be void and of no effect. Except as provided in Section 21(b) below, if Subtenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 50% or more of the issued and outstanding shares or other ownership interests of such corporation are, and voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Sublease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Sublease, shall be deemed an assignment of this Sublease requiring the consent of Sublandlord as provided in this Section 21. Notwithstanding the foregoing, any public offering of shares or other ownership interest in Subtenant shall not be deemed an assignment.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) Permitted Transfers. If Subtenant desires to assign, sublease, hypothecate or otherwise transfer this Sublease or sublet the Subleased Premises (or a portion thereof) other than pursuant to a Permitted Assignment (as defined below) then at least 15 days, but not more than 45 days, before the date Subtenant desires the assignment or sublease to be effective (the “Assignment Date”), Subtenant shall give Sublandlord a notice (the “Assignment Notice”). The Assignment Notice shall set forth the portion of the Subleased Premises to be made available (the “Offered Space”) and the terms and conditions upon which such Offered Space is to be available including the proposed term and all relevant financial terms. At Subtenant’s option the Assignment Notice may identify a specific proposed assignee or subtenant and the material terms and conditions of the proposed transaction (a “Specific Assignment Notice”). A Specific Assignment Notice shall include a copy of an executed Letter of Intent or Term Sheet setting forth all materials terms and conditions of the proposed assignment or sublease, information about the proposed assignee or sublessee, including the proposed use of the Subleased Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Subleased Premises, the Assignment Date, any relationship between Subtenant and the proposed assignee or sublessee, and such other information as Sublandlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. If, after having submitted an Assignment Notice, Subtenant shall identify a specific third party assignee or subtenant for such Offered Space, Subtenant shall submit a Specific Assignment Notice with respect to such Offered Space. Sublandlord may, by giving written notice to Subtenant within 2 months after receipt of the Assignment Notice (which period shall be reduced to 15 business days in the case of a Specific Assignment Notice):

(i) in the case of a Specific Assignment Notice, grant such consent, which consent shall not be unreasonably withheld, conditioned or delayed, including reasonable approval of the assignee, transferee or subtenant, its net worth and the proposed use of the Offered Space (and such consent may be subject to Landlord’s and Sublandlord’s further right to reasonably approve the final form of documentation of such transaction);

(ii) in the case of a Specific Assignment Notice, refuse such consent, in its sole and absolute discretion, if: (x) at the time of such notice Sublandlord has other space then available for sublease; or (y) concerns any transferee, assignee or subtenant which, in Sublandlord’s or Landlord’s reasonable judgment, is engaged in areas of scientific research or other business concerns that are controversial such that they may (1) attract or cause negative publicity for or about the 75 Binney Building or the Project, (2) negatively affect the reputation of the 75 Binney Building, the Project or Sublandlord, or (3) attract protestors to the 75 Binney Building; or (z) concerns any transferee, assignee or subtenant which has engaged in mismanagement or improper disposal of Hazardous Materials (unless the same has been, or is reasonably in the process of being, corrected by the transferee, assignee or subtenant);

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iii) in the case of an Assignment Notice which is not a Specific Assignment Notice, waive any right to terminate the Sublease (or sublease from Subtenant) as to the Offered Space for a period of 9 months following the Assignment Notice, during which period Sublandlord and Landlord shall continue to have the right to reasonably approve any prospective subtenant or assignee of the Offered Space in the same manner as provided in subsections (i) and (ii) above; or

(iv) recapture the Offered Space pursuant to the provisions of Section 21(g) below as of the Assignment Date, in the event that the proposed transaction is either: (x) an assignment of this Sublease; or (y) a Full Term Third Party Sublease (as hereinafter defined). A “Full Term Third Party Sublease” is defined as a sublease of the entirety, or any portion, of the Subleased Premises, to anyone other than a Permitted Transferee, for a term which expires at or within 24 months prior to the expiration of the then current Sublease Term.

Subtenant shall reimburse each of Sublandlord and Landlord for their respective reasonable out-of-pocket expenses in connection with its consideration of any Assignment Notice, up to a combined maximum of $[***] in connection with any Assignment Notice. Notwithstanding the foregoing, Sublandlord’s consent to an assignment of this Sublease or a subletting of any portion of the Subleased Premises to any entity controlling, controlled by or under common control with Subtenant (a “Permitted Assignment”) shall not be required, provided that Sublandlord shall have the right to reasonably approve the form of any such sublease or assignment. In addition, Subtenant shall have the right to assign this Sublease, without obtaining Sublandlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Subtenant, by way of merger, consolidation, recapitalization or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Subtenant (“Permitted Successor”) provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the Sublease, and (ii) the net worth (as determined in accordance with GAAP) of the assignee is not less than the net worth (as determined in accordance with GAAP) of Subtenant as of the date of this Sublease, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Sublease arising after the effective date of the assignment (a “Permitted Assignment”). Any transferee pursuant to a Permitted Assignment is a “Permitted Transferee”. Subtenant shall give at least upon 10 business days prior written notice to Sublandlord of any Permitted Assignment, except that if, in connection with a transfer to a Permitted Successor, Subtenant is under a legal obligation of confidentiality, either by reason of applicable Legal Requirements or pursuant to a confidentiality agreement to which Subtenant is subject, then Subtenant shall give Sublandlord notice of such Permitted Assignment as soon as reasonably possible after such confidentiality restriction lapses or is waived by the party having the right to enforce such restriction.

Any refusal by Sublandlord to grant its consent as provided herein shall specify in reasonable detail the reasons for such disapproval.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c) Additional Conditions. As a condition to any such assignment or subletting, whether or not Sublandlord’s consent is required, Sublandlord may require:

(i) that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Sublandlord gives such party notice that a Default of Subtenant has occurred hereunder, such party shall thereafter make all payments otherwise due Subtenant directly to Sublandlord, which payments will be received by Sublandlord without any liability except to credit such payment against those due under the Sublease, and any such third party shall agree to attorn to Sublandlord or its successors and assigns should this Sublease be terminated for any reason; provided, however, in no event shall Sublandlord or its successors or assigns be obligated to accept such attornment; and

(ii) A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Subleased Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Subleased Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Sublandlord has given its written consent to do so, which consent may be withheld in Sublandlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Subtenant nor any such proposed assignee or subtenant is required, however, to provide Sublandlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(d) No Release of Subtenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Subtenant shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Subtenant’s other obligations under this Sublease. Except in the case of a Permitted Assignment, if the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the rental payable under this Sublease (excluding however, any Rent payable under this Section), and actual and reasonable tenant improvement costs, brokerage fees, legal costs, design or construction fees, free rent, lease take-over costs, or other similar concessions actually and reasonably incurred in connection with the proposed assignment or sublease (“Excess Rent”), then Subtenant shall be bound and obligated to pay Sublandlord as Additional Rent hereunder [***] percent ([***]%) of such Excess Rent within 10 days following receipt thereof by Subtenant. If Subtenant shall sublet the Subleased Premises or any part thereof, Subtenant hereby immediately and irrevocably assigns to Sublandlord, as security for Subtenant’s obligations under this Sublease, all rent from any such subletting, and Sublandlord as assignee, or a receiver for Subtenant appointed on Sublandlord’s application, may collect such rent and apply it toward Subtenant’s obligations under this Sublease; except that, until the occurrence of a Default, Subtenant shall have the right to collect such rent.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e) No Waiver. The consent by Sublandlord to an assignment or subletting shall not relieve Subtenant or any assignees of this Sublease or any sublessees of the Subleased Premises from obtaining the consent of Sublandlord to any further assignment or subletting nor shall it release Subtenant or any assignee or sublessee of Subtenant from full and primary liability under this Sublease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Sublease or a consent to any subletting, assignment or other transfer of the Subleased Premises.

(f) Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 21, if (i) the proposed assignee or sublessee of Subtenant has been required by any prior Sublandlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question and such party has failed to do so as required, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority which has not been complied with in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Sublandlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Sublandlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

(g) Recapture. No failure of Sublandlord to exercise any such option to terminate this Sublease (or to underlet as provided herein), or to deliver a timely notice in response to the Assignment Notice within the applicable time period shall be deemed to be Sublandlord’s consent to the proposed assignment, sublease or other transfer or otherwise shall be deemed a waiver of Sublandlord’s options as to the Offered Space to the extent provided herein. If Sublandlord elects to recapture the Offered Space as provided in Section 21(b), Sublandlord may elect to do so either by termination of the Sublease (as to the Offered Space only), or by electing to sub-sublease the Offered Space from Subtenant as follows:

(i) Sublandlord’s Right to Terminate. Upon receipt of any Assignment Notice in which Subtenant proposes to assign this Sublease (which shall include, for purposes of this Section 21(g)(i), a proposed subletting of all or substantially all of the Subleased Premises for the entire or substantially the entire remaining Sublease Term), or in which Subtenant proposes to sublet less than substantially all of the Subleased Premises for a Full Term Third Party Sublease, then and in such event Sublandlord shall have the right, exercisable by notice to Subtenant given within sixty (60) days (which period shall be reduced to 15 business days in the case of a Specific Assignment Notice) after Sublandlord receives Subtenant’s Assignment Notice and in addition to the other rights

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

granted Sublandlord under this Section 21(g)(i), (x) in the case of an assignment, to terminate this Sublease, in which event this Sublease shall terminate on the Assignment Date, with the same force and effect as if the Assignment Date were the date originally fixed in this Sublease as the Expiration Date, or (y) in the case of a Full Term Third Party Sublease, to terminate this Sublease solely with respect to Offered Space, in which event on the Assignment Date, such space shall no longer be part of the Subleased Premises or covered by this Sublease and the rentable area of the Subleased Premises, the Base Rent and Expense Rent shall be appropriately reduced.

(ii) Sublandlord’s Right to Underlet. Upon receipt of any Assignment Notice in which Subtenant proposes to sublet all or any part of the Subleased Premises for a Full Term Third Party Sublease, Sublandlord shall have the option with respect to each such Assignment Notice, exercisable by Sublandlord in writing within sixty (60) days (which period shall be reduced to 15 business days in the case of a Specific Assignment Notice) after receipt of such Assignment Notice, to underlet from Subtenant the space which Subtenant so desires to sublet, for the term for which Subtenant desires to sublet it and for a rent equal to the lower of

A. the rent for which Subtenant proposes to sublet such space, as set forth in the Assignment Notice and the instruments which accompany such notice, or

B. the rent which Subtenant by the terms of this Sublease is required to pay for the rentable area of the space so to be sublet, such underlease to be upon the covenants, agreements, terms, provisions and conditions contained in this Sublease except as hereinafter provided and except for such thereof which are irrelevant or inapplicable. Without limiting the generality of the foregoing, it is agreed that:

(1) such underlease to Sublandlord shall give the undertenant the unqualified and unrestricted right, without Subtenant’s permission, (x) to assign such underlease or any interest therein and/or to underlet from time to time the space covered by such underlease or any parts of such space for any purpose, or purposes that the undertenant, in the undertenant’s uncontrolled discretion, shall deem suitable or appropriate, except that Sublandlord agrees that any such underlease will not be assigned except simultaneously with an assignment of Sublandlord’s interest under this Sublease so that at all times the Sublandlord under this Sublease and the undertenant under said underlease shall be the same person, corporation or other entity, and each assignor of such underlease shall thereafter be released of all obligations under such underlease, and (y) to make any and all changes, alterations and improvements in the space covered by such underlease deemed desirable by the undertenant;

(2) such underlease shall provide that any assignee or subtenant of the undertenant may, at the election of the undertenant, be permitted to make alterations, decorations and installations in such space or any part thereof (subject to the receipt of Landlord’s approval of the same, and Subtenant shall have no obligation of any restoration with respect to any such alterations, decorations or installations);

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(3) such underlease shall provide that the parties to such underlease expressly negate any intention that any estate created under such underlease be merged with any other estate held by either of said parties;

(4) Subtenant shall and will at all times at its expense provide and permit an appropriate and lawful means of ingress and egress from such space so underlet by Subtenant to Sublandlord, such means of ingress or egress to be specified by Subtenant in the Assignment Notice with respect to such space;

(5) Sublandlord, at Subtenant’s expense, may make such Alterations as may be required or deemed necessary by Sublandlord physically to separate the underleased space from the balance of the Subleased Premises and to comply with all laws and requirements of public authorities relating to such separation;

(6) the occupant or occupants of all or any part or parts of such space shall, in common with Subtenant, have the use of toilet and other common facilities on the floor on which such space is located; and

(7) no default by Sublandlord under such underlease or by anyone claiming through such underlease shall be deemed to constitute a default under this Sublease.

(h) Other Additional Conditions. If Sublandlord does not exercise any option granted to Sublandlord by Sections 21(g)(i) or 21(g)(ii) with respect to a proposed sublease or assignment which is the subject of an Assignment Notice, Sublandlord agrees that, after Sublandlord’s receipt of an executed copy of the proposed instrument of sublease or assignment and all other agreements, if any, related to the proposed sublease or assignment, and any other information reasonably requested by Sublandlord, Sublandlord will not unreasonably withhold or delay its consent to such proposed sublease or assignment provided that the terms of the instrument of sublease or assignment conform to the Assignment Notice, the conditions of Section 21(c) above shall be satisfied, and the following further conditions shall be satisfied:

(i) the Subleased Premises or any part thereof shall not, without Sublandlord’s prior consent, have been listed or otherwise publicly advertised for subletting at a rental rate less than the rental rate being sought by Landlord or Sublandlord for space in the Project, and all advertisements of the Subleased Premises or any portion thereof for subletting shall have been approved by Sublandlord. The foregoing, however, shall not be deemed to prohibit Subtenant from negotiating or consummating a sublease at a lower rental rate;

(ii) Subtenant shall not then be in Default under this Sublease with respect to any monetary obligations beyond the time herein provided, if any, to cure such default and shall not otherwise be in Default under this Sublease beyond the time herein provided, if any, to cure such default;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iii) the proposed subtenant or assignee is engaged in a business or activity, and the Subleased Premises, or the relevant part thereof, will be used in a manner, which (A) is in keeping with the then standards of the 75 Binney Building and the Project and (B) is not prohibited under the Sublease or the Lease;

(iv) if Landlord or Sublandlord has space available for lease or sublease in the Project, the proposed subtenant or assignee shall not then be a person or entity, nor an affiliate of a person or entity, with whom Sublandlord or Landlord, as applicable, is then actively negotiating to lease space in the Building;

(v) the proposed subtenant or assignee is of good reputation with sufficient financial worth considering the responsibility involved, and Sublandlord has been furnished with reasonable evidence of such financial worth and any sublease shall provide that, upon Sublandlord’s request from time to time, the proposed subtenant shall deliver to Sublandlord a copy of subtenant’s most recent financial statements certified by an officer of subtenant;

(vi) any proposed sublease shall state that it is expressly subject to all of the obligations of Subtenant under this Sublease and shall contain the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the sublessee in whole or in part, or any part thereof suffered or permitted by the sublessee to be used or occupied by others, without the prior written consent of Sublandlord and Landlord in each instance as provided herein;

(vii) any proposed sublease shall provide that it is subject and subordinate to this Sublease and to the matters to which this Sublease is or shall be subordinate, and that in the event of the termination of this Sublease, or the re-entry or dispossession of Subtenant by Sublandlord under this Sublease, such subtenant shall, at Sublandlord’s option, attorn to Sublandlord as its sublessor pursuant to the then applicable terms of such sublease for the remaining term thereof, except that such subtenant shall have no right to use any portion of the Subleased Premises (or other space in the Building occupied or controlled by Subtenant) which is not part of the subleased premises, and Sublandlord shall not be (1) liable for any previous act or omission of Subtenant; (2) subject to any offset or defense which theretofore accrued to such subtenant (including, without limitation, any rights under 11 U.S.C. §365(h)); (3) bound by any rent or other sums paid by such subtenant more than one month in advance; (4) liable for any security deposit not actually received by Sublandlord; (5) liable for any work or payments on account of improvements to the subleased premises or (6) bound by any amendment of such sublease not consented to in writing by Sublandlord;

(viii) no subletting shall be for a term of less than two (2) years (provided, however, that if less than two (2) years remains in the Sublease Term, such sublease may be for the balance of the Sublease Term);

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ix) in no event shall there be more than three (3) occupants including Subtenant on any one floor of the Subleased Premises; and

(x) without the express written consent of Sublandlord, the proposed subtenant or assignee shall not be a person or entity, nor an affiliate of a person or entity, which is engaged in research, development, sale or marketing of drugs for the treatment of cancer.

Subtenant agrees to furnish Sublandlord such information in addition to the information set forth in the Assignment Notice as Sublandlord may reasonably request in connection with the proposed sublease or assignment.

22. CASUALTY AND CONDEMNATION. Notwithstanding anything to the contrary contained in this Sublease or in the Lease, Subtenant shall not have the right to terminate this Sublease as to all or any part of the Subleased Premises, or be entitled to an abatement of Base Rent, Expense Rent, Parking Charges, Subtenant Surcharges, additional rent or any other item of rental, by reason of a casualty or condemnation affecting the Subleased Premises unless Sublandlord is entitled to terminate the Lease or is entitled to a corresponding abatement with respect to its corresponding obligation under the Lease. If Sublandlord is entitled to terminate the Lease for all or any portion of the Subleased Premises by reason of casualty or condemnation, Subtenant may terminate this Sublease as to any corresponding part of the Subleased Premises by written notice to Sublandlord given at least two (2) business days prior to the date(s) Sublandlord is required to give notice to Landlord of such termination under the terms of the Section 18 (Restoration) of the Lease.

23. CONSENTS. In no event shall Sublandlord be liable for failure to give its consent or approval in any situation where consent or approval has been withheld or refused by Landlord, whether or not such withholding or refusal was proper. Sublandlord shall diligently pursue any reasonable request for Landlord consents or approvals required hereunder and upon request of Subtenant shall appeal any unreasonable withholding of approval or refusal of consent by Landlord. Any consent required of Sublandlord under this Sublease shall not be withheld or unreasonably conditioned or delayed if approved by Landlord pursuant to the terms and conditions of this Sublease and the Consent.

24. CONDITIONS; CONSENT OF LANDLORD; SNDA.

(a) Subtenant hereby acknowledges and agrees that this Sublease is subject to and conditioned upon Sublandlord obtaining the written consent (including recognition of this Sublease) (the “Consent”) of Landlord as provided in the Lease, which Consent shall be substantially on the terms and conditions set forth in the attached Exhibit “F”/Landlord’s Consent, acceptable to each of Subtenant and Sublandlord in its sole discretion.

(b) Subtenant and Sublandlord hereby acknowledge and agree that this Sublease is subject to and conditioned upon Sublandlord obtaining a subordination, non-disturbance and attornment agreement (“SNDA”), in substantially the form attached to the Lease as Exhibit “I”, from the Holder of any Mortgage (as such terms are defined in the Lease) in accordance with the terms and provisions of Section 27 (Subordination) of the Lease acceptable to each of Sublandlord and Subtenant in its sole discretion.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c) Promptly following the execution and delivery of this Sublease by Sublandlord and Subtenant, Sublandlord shall submit this Sublease to Landlord. It is expressly understood and agreed that, notwithstanding anything to the contrary contained herein, the Initial Term shall not commence, nor shall Subtenant take possession of the Subleased Premises or any part thereof, until the Consent and the SNDA have been obtained. Subtenant hereby agrees that it shall cooperate in good faith with Sublandlord and shall comply with any reasonable requests made of Subtenant by Sublandlord or Landlord in the procurement of the Consent and the SNDA. In no event shall either Sublandlord or Subtenant be obligated to make any payment to Landlord or to the Holder of any Mortgage in order to obtain the Consent, the SNDA or Landlord’s consent to any provision hereof, except as expressly provided hereunder or in the Lease. Subject to the foregoing, Sublandlord shall pay all costs or fees charged by or due to Landlord in connection with obtaining the Consent and the SNDA, whether pursuant to the Lease or otherwise.

(d) In the event Landlord does not give its written Consent to this Sublease or the Holder of any Mortgage does not deliver its SNDA as aforesaid, in each instance on or before July 31, 2015 (the “Notice and SNDA Delivery Date”), then, at the option of Subtenant upon written notice delivered to the Sublandlord following such Notice and SNDA Delivery Date, this Sublease shall not become effective, and there shall be no further obligation of the parties, unless within thirty (30) additional days following the giving of any such notice the Consent and the SNDA shall have been executed and delivered.

(e) In the event Landlord does not give its written Consent to this Sublease or the Holder of any Mortgage does not deliver its SNDA as aforesaid, in each instance on or before August 31, 2015 (the “Outside Notice and SNDA Delivery Date”), then, at the option of Subtenant or Sublandlord and upon written notice delivered to the other following such Outside Notice and SNDA Delivery Date, this Sublease shall not become effective, and there shall be no further obligation of the parties, unless within thirty (30) additional days following the giving of any such notice the Consent and the SNDA shall have been executed and delivered.

25. DEFAULTS. Subtenant covenants and agrees that in the event that it shall default in the performance of any of the terms, covenants and conditions of this Sublease or of the Lease, beyond the expiration of any applicable notice, grace or cure period as provided in the Lease with the same force and effect as if herein set forth in full (each, a “Default”), Sublandlord shall be entitled to exercise any and all of the rights and remedies to which it is entitled by law, including, without limitation, the remedy of summary proceeding, and also any and all of the rights and remedies specifically provided for in the Lease, which are incorporated herein and made a part hereof, with the same force and effect as if herein set forth in full, and that wherever in the Lease rights and remedies are given to Landlord therein named, the same shall be deemed to refer to Sublandlord herein. If Sublandlord shall receive notice from Landlord of any default occurring under the Lease with respect to the Subleased Premises, or if there is a default by Subtenant hereunder, Sublandlord shall deliver written notice thereof to Subtenant of such default (Subtenant having the same corresponding applicable notice, grace or cure period).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

26. NOTICE. Whenever, by the terms of this Sublease, any notice, demand, request, approval, consent or other communication (each of which shall be referred to as a “notice”) shall or may be given either to Sublandlord or to Subtenant, such notice shall be in writing and shall be sent by hand delivery, reputable overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows (or to such other address or addresses as may from time to time hereafter be designated by Sublandlord or Subtenant, as the case may be, by like notice):

(a)	If intended for Sublandlord, to:

ARIAD Pharmaceuticals, Inc.

26 Landsdowne Street

Cambridge, MA 02139

Attention: Chief Financial Officer

and to:

ARIAD Pharmaceuticals, Inc.

26 Landsdowne Street

Cambridge, MA 02139

Attention: General Counsel

and to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Attention: Stuart A. Offner, Esq.

(b)	If intended for Subtenant, to:

INTERNATIONAL BUSINESS MACHINES CORPORATION

294 Route 100

Somers, New York 10589

Attention: Program Manager, Real Estate Operations

and to:

INTERNATIONAL BUSINESS MACHINES CORPORATION

New Orchard Road

Armonk, New York 10504

Attention: Senior Counsel, Real Estate

All such notices shall be deemed to have been served on the date of actual receipt (in the case of hand delivery), or one (1) business day after such notice shall have been deposited with a reputable overnight courier, or three (3) business days after such notice shall have been deposited in the United States mails within the continental United States (in the case of mailing by registered or certified mail as aforesaid).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

27. SURRENDER OF SUBLEASED PREMISES.

Upon expiration or other termination of the Sublease Term, as it may be extended, Subtenant shall complete Subtenant’s restoration obligations within the Subleased Premises in accordance with the requirements of Section 12 (Alterations and Tenant’s Property) and Section 28 (Surrender) of the Lease.

28. BROKERS.

(a) Subtenant warrants and represents that Subtenant has not dealt with any broker in connection with the Project or the Subleased Premises and/or the consummation of this Sublease other than Jones Lang LaSalle Americas, Inc. and DTZ (the “Brokers”) and, in the event any claim is made against Sublandlord by any other broker or agent alleging dealings with Subtenant, Subtenant shall defend Sublandlord against such claim, using counsel approved by Sublandlord, such approval not to be unreasonably withheld, and save harmless and indemnify Sublandlord on account of any loss, cost, damage and expense (including, without limitation, attorneys’ fees and disbursements) which may be suffered or incurred by Sublandlord by reason of such claim.

(b) Sublandlord warrants and represents that Sublandlord has not dealt with any broker in connection with the Project or the Subleased Premises and/or the consummation of this Lease other than the Brokers; and in the event any claim is made against Subtenant by any other broker or agent alleging dealings with Sublandlord, Sublandlord shall defend Subtenant against such claim, using counsel approved by Subtenant, such approval not to be unreasonably withheld, and save harmless and indemnify Subtenant on account of any loss, cost, damage and expense (including, without limitation, attorneys’ fees and disbursements) which may be suffered or incurred by Subtenant by reason of such claim. Sublandlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Brokers.

29. COUNTERPARTS. This Sublease may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

30. ROOF RIGHTS. (a) Subject to the terms and provisions of Exhibit J of the Lease and at Subtenant’s sole cost and expense, Subtenant shall be permitted to install, maintain and remove on the top of the roof of the 75 Binney Building, in a location reasonably designated by Landlord, such Rooftop Equipment (as defined in the Lease) reasonably acceptable to Landlord and necessary for the conduct of the Permitted Uses in the Subleased Premises.

31. SIGNAGE. (a) Subject to the terms and provisions of Section 38 (Signs; Exterior Appearance) of the Lease, Subtenant, at Subtenant’s sole cost and expense, shall be permitted (i) such interior directory signage and door signage for the Subleased Premises as set forth in the Lease, and (ii) the exterior signs as set forth below.

(b) Subject to the written approval of Landlord, Subtenant shall be provided monument signage for identification of Subtenant at the 75 Binney Building provided that Sublandlord obtains all necessary approvals for a second comparable monument sign for identification of Sublandlord at the 75 Binney Building. The cost and expense of the additional

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

monument sign shall be shared equally by Sublandlord and Subtenant (provided that if Subtenant will not pre-approve the cost of such sign, Subtenant shall have the right to waive its right to such monument sign by notice within 30 days of receipt of the estimated cost). In the event that Landlord shall not approve a second monument sign, the Subtenant shall have the right to substantially equivalent signage identification on the single monument sign for the Project.

(c) Subject to (i) the terms and provisions of Section 38 of the Lease, and (ii) receipt of approval by the City of Cambridge to allow exterior signage on both the 75 Binney Building and 125 Binney Building in the Project, Subtenant shall be permitted to install, at Subtenant’s sole cost and expense, one (1) building-mounted, non-illuminated, sign on the exterior of the 75 Binney Building, in a size and location, and upon such other terms, as mutually agreed upon by Landlord, Sublandlord and Subtenant. The size of any Subtenant exterior signage on the 75 Binney Building shall be substantially equivalent in size to signage for the 125 Binney Building, all of which are subject to the allowable area for exterior signage in accordance with the applicable Legal Requirements of the City of Cambridge. Subtenant and Sublandlord agree that no exterior signage on either the 75 Binney Building or the 125 Binney Building shall be installed by either party unless and until exterior signage is approved for both Buildings.

(d) Sublandlord shall commence (on or before December 31, 2015) and shall diligently prosecute to completion obtaining approvals for (i) an additional monument sign, and (ii) substantially equivalent exterior signage for both the 75 Binney Building and 125 Binney Building. Subtenant shall cooperate with Sublandlord in making such applications, and shall provide drawings and other materials as required by the City of Cambridge.

32. CONFIDENTIALITY. Sublandlord and Subtenant confirm that the terms, provisions and covenants of Section 12 (Confidentiality) of the First Amendment as between Sublandlord and Subtenant are incorporated herein for purposes of this Sublease.

33. ATRIUM. (a) Sublandlord’s Premises includes the area consisting of approximately 6,000 rentable square feet and known as the “New Atrium Area”. Sublandlord and Subtenant agree and acknowledge that said New Atrium Area is not part of the Subleased Premises, and pursuant to the terms of Section 7(f) of the First Amendment, Sublandlord has the exclusive right to control the use of the New Atrium Area and that the City of Cambridge Planning Board has required that the New Atrium Area include features promoting and supporting public access thereto, possibly including a café, indoor seating, and/or restrooms, as more fully set forth in Section 7(f) of the First Amendment.

(b) Sublandlord agrees that, during the Sublease Term, the New Atrium Area will be available to be used by Subtenant on a non-exclusive basis in common with Sublandlord and others entitled thereto. The New Atrium Area shall not be subleased by Sublandlord to subtenants for exclusive use other than in accordance with the limitation set forth in the Planning Board approval.

(c) Subtenant shall have the right in common with others to use the New Atrium Area for access to and egress from the Subleased Premises.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d) Subtenant shall have the right, from time to time, subject to applicable Legal Requirements and to approval of Landlord to the extent required under the Lease, to reserve the use of the New Atrium Area for temporary events without additional rent or fee other than payment of any and all direct expenses in connection therewith.

34. MISCELLANEOUS.

(a) This Sublease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Sublease. Any agreement hereafter made shall be ineffective to change, modify or discharge this Sublease in whole or in part unless such agreement is in writing and signed by the parties hereto. No provision of this Sublease shall be deemed to have been waived by Sublandlord or Subtenant unless such waiver is in writing and signed by Sublandlord or Subtenant, as the case may be. The covenants and agreements contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns.

(b) In the event that any provision of this Sublease shall be held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Sublease shall be unaffected thereby.

(c) The paragraph headings appearing herein are for purposes of convenience only and are not deemed to be a part of this Sublease.

(d) Capitalized terms used herein shall have the same meanings as are ascribed to them in the Lease, unless otherwise expressly defined herein.

(e) This Sublease is offered to Subtenant for signature with the express understanding and agreement that this Sublease shall not be binding upon Sublandlord or Subtenant unless and until Sublandlord and Subtenant shall have executed and delivered a fully executed copy of this Sublease to the other and all conditions to this Sublease as provided in Section 24 above shall have been satisfied.

(f) The shareholders, partners, directors and officers of Sublandlord (collectively, the “Sublandlord Parties”) shall not be liable for the performance of Sublandlord’s obligations under this Sublease. The shareholders, partners, directors and officers of Subtenant (collectively, the “Subtenant Parties”) shall not be liable for the performance of Subtenant’s obligations under this Sublease. Subtenant shall look solely to Sublandlord to enforce Sublandlord’s obligations hereunder and shall not seek damages against any of the Sublandlord Parties. Sublandlord shall look solely to Subtenant to enforce Subtenant’s obligations hereunder and shall not seek damages against any of the Subtenant Parties. Subtenant shall look only to the assets of Sublandlord for the satisfaction of Subtenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Sublandlord in the event of any default by Sublandlord hereunder, and no property or assets of the Sublandlord Parties shall be subject to levy, execution or other enforcement procedure for the satisfaction of Subtenant’s remedies under or with respect to this Sublease, the relationship of Sublandlord and Subtenant hereunder or Subtenant’s use or occupancy of the Premises. Sublandlord shall look only to the assets of Subtenant for the satisfaction of Sublandlord’s remedies for the collection of a

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

judgment (or other judicial process) requiring the payment of money by Subtenant in the event of any default by Subtenant hereunder, and no property or assets of the Subtenant Parties shall be subject to levy, execution or other enforcement procedure for the satisfaction of Sublandlord’s remedies under or with respect to this Sublease, the relationship of Subtenant and Sublandlord hereunder or Sublandlord’s use or occupancy of the Premises.

(g) This Sublease shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

(h) Subtenant and Sublandlord shall, within ten (10) business days after each and every request by the other, execute, acknowledge and deliver a statement in writing: (i) certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications); (ii) specifying the dates to which the Base Rent, Expense Rent, Parking Charges, Subtenant Surcharges, and any other sums due under this Sublease have been paid; (iii) stating whether or not, to the knowledge of such party, Sublandlord or Subtenant is in default in performance or observance of its obligations under this Sublease, and, if so, specifying each such default; (iv) stating whether or not, to the knowledge of such party, any event has occurred which with the giving of notice or passage of time, or both, would constitute a Default by Sublandlord or Subtenant under this Sublease, and, if so, specifying each such event; and (v) as to any other matters reasonably requested. Any such statement delivered pursuant to this Section may be relied upon by the Landlord or by any actual or prospective assignee, transferee or mortgagee. Subtenant and Sublandlord agree to deliver the form of Estoppel Certificate attached to the Lease as Exhibit “H”.

(i) Each party represents and warrants (a) that it is a valid existing corporation licensed to do business in the Commonwealth of Massachusetts and (b) that it has the power and authority to execute and deliver the Sublease and perform its obligations thereunder.

(j) Sublandlord agrees to enter into a Notice of Sublease, subject to the approval of Landlord.

(k) In the extent of any inconsistencies by and between the Sublease and the Lease, the Sublease shall govern.

[Signatures follow on the next page.]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, Sublandlord and Subtenant herein have duly executed this instrument on the day and year first above written.

LANDLORD:	ARIAD Pharmaceuticals, Inc.,
a Delaware corporation

	By:	/s/ Harvey J. Berger, M.D.
	Name:	Harvey J. Berger, M.D.
	Title:	Chairman and CEO
Hereunto Duly Authorized

SUBTENANT:	INTERNATIONAL BUSINESS MACHINES
CORPORATION, a New York corporation

	By:	/s/ Thomas L. Ponesse III
	Name:	Thomas L. Ponesse III
	Title:	Director, Real Estate Operations
Hereunto Duly Authorized

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

REDACTED LEASE

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-1

EXHIBIT B-1

SUBLEASED PREMISES

(see attached floor plans)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

B-1

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

B-1

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

B-1

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

B-1

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

B-1

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

B-1

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

B-1

EXHIBIT B-2

B1, B2 and Penthouse Plans dated July 16, 2015

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

B-2

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

B-2

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

B-2

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

B-2

EXHIBIT C

Pre-Commencement Date Work

[None.]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

C-1

EXHIBIT D/Schedule 2.1

[Landlord/Tenant Responsibility Matrix dated March 30, 2015]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 2.1

LANDLORD/TENANT RESPONSIBILITY MATRIX

DESCRIPTION	ALLOCATION
	Landlord	Tenant
GENERAL
Building Core & Shell shall be certified by the USGBC at not less than Silver.	X
Landlord to provide below-grade parking with [***] spaces per 1,000 GFA.	X
Third-party Commissioning of the Core & Shell	X
Third-party Commissioning of the Tenant Improvements		X
SITEWORK
Perimeter sidewalks, street curbs, miscellaneous site furnishings, landscaping and parking	X
Telephone service to main demarcation room from local exchange carrier	X
Domestic sanitary sewer connection to street	X
Lab waste sewer connection	X
Roof storm drainage	X
NStar primary and secondary electrical service	X
NStar gas service	X
Domestic water service to Building	X
Fire protection water service to Building	X
LANDSCAPING
Landlord to provide complete site improvements package, including design and installation	X

Landscape plans to include location, species, and sizes of trees, shrubs, groundcovers, flowering plants, ornamental flowering trees and coniferous evergreen trees. All plantings shall be of specimen quality.

X
Hardscape plans shall include walkways, driveways, curbing, exterior lighting, and signage. Design and site improvements materials shall be of corporate headquarters quality.	X
STRUCTURE
Reinforced concrete slab with live load capacity of l00psf	X
Maximum design value for vibration for floors is designed to 8,000 micro-inches per second.	X
Structural enhancements for specific Tenant load requirements		X

Floor to floor height of l4’-6” at Levels 2 through 4; 14’-0” at Level 5; 19’-11” at 1st floor (9’-0” to Floor of Mezzanine from First Floor); 10’-l1” at mezzanine level (mezzanine level is allocated for support space only – no office functions).

X
Structural framing dunnage above roof for Base Building equipment	X
Structural framing dunnage above roof for Tenant equipment subject to Landlord review and approval.		X
Framed openings for Base Building utility risers	X
Framed openings for Tenant utility risers in addition to Base Building within pre-allocated base Building areas subject to Landlord review and approval.	X
Miscellaneous metals items and/or concrete pads for Base Building equipment	X
Miscellaneous metals items and/or concrete pads for Tenant equipment		X
ROOFING
Single ply EPDM roofing system with rigid insulation with 20 year warranty	X
Roofing penetrations for Base Building equipment/systems	X
Roofing penetrations for Tenant equipment/systems, installed by Base Building roofing subcontractor		X

Alexandria Real Estate Equities	Page 1 of 10
March 30, 2015

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

DESCRIPTION	ALLOCATION
	Landlord	Tenant
Walkway pads to Base Building equipment	X
Walkway pads to Tenant equipment		X
Roofing alterations due to Tenant changes within Building penthouse, installed by Base Building roofing subcontractor		X
EXTERIOR
Building exterior consisting of curtainwall, glass fiber reinforced concrete panels, metal panel rain screen, and storefront windows.	X
Base Building entrances	X
Ground mounted exterior monument for Tenant identification	X
Building mounted signage in accordance with City of Cambridge rules and regulations (full building tenants only)		X
Loading dock overhead door	X
Penthouse enclosure for Base Building rooftop equipment	X
Penthouse enclosure for Tenant rooftop equipment	X
COMMON AREAS
Accessible main entrance. Entrance vestibules will include accessible full glass medium stile aluminum framed entrance doors with integrated security hardware, and recessed walk-off grid floor.	X
First floor finished lobby.	X
Modification of lobby reception desks.		X

Core area toilet rooms. Toilet room floors and base shall be thin set ceramic tile. One full-height mirror per toilet room. Full height ceramic tile shall be provided on wet walls. All other wall surfaces shall be painted drywall. Lavatory counters shall be solid surface with integral sinks, and continuous mirror above lavatory counters to the ceiling height. Toilet room ceilings shall be painted drywall. Metal toilet enclosures shall be ceiling mounted, steel panel construction with a stainless steel finish. Toilet room accessories shall be similar or equal to those manufactured by Bobrick Company, all in accordance with MAAB. No marble materials included in toilet rooms.

X
Bicycle storage and shower rooms sufficient to obtain LEED Sustainable Sites Credit 3.2: Alternative Transportation.	X
Shower rooms shall utilize finishes similar to core area toilet rooms.	X
Walls in toilet rooms, stairways, and Base Building utility rooms shall have a final paint finish.	X
Painted metal railings in all stairways.	X
Interior signage for all Base Building rooms	X
Janitor’s closets in core areas	X

Electrical closets in core areas. Electrical closets can be used for Tenant provided electrical equipment, subject to coordination with Base Building equipment, and conformance to all code requirements.

X
IDF connected to demarcation room	X
Demarcation room	X

Loading dock area in each building, to include 48” high raised loading dock platforms, measured from the loading dock slab immediately in front of the platform. A scissor lift will also be provided in 125 Binney by Landlord.

X
Doors, frames, and hardware at common areas	X
Tenant Premises HVAC Rooms		X
ELEVATORS
Three (3) passenger elevators per building with 3,500 lb. capacity; 350 FPM	X
One service elevator per building with 5,000 lb. capacity; 350 FPM, 4’-6” wide door.	X

Alexandria Real Estate Equities	Page 2 of 10
March 30, 2015

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

WINDOW TREATMENT

Furnish and install Base Building window treatment, including blocking for window treatment. Window treatments are to be horizontal blinds (specification TBD) for all windows. At areas of full height floor-to-floor clear glazing, Mechoshade roller system shades (or equal; specification TBD) are required. Mechoshade and Room Darkening + AV Mechoshades for other areas, such as conference rooms, are optional.

X
Solid surface window sills, as applicable		X
TENANT AREAS
Drywall at inside face of exterior walls		X
Finishes at inside face of exterior walls		X
Finishes at inside face at Tenant side of core partitions		X
Additional toilet rooms within Tenant Premises		X
Electrical closets within Tenant Premises		X
Tel/data rooms for interconnection with Tenant tel/data		X
Tenant kitchen areas		X
Modifications to core areas to accommodate Tenant requirements		X
Partitions, ceilings, flooring, painting, finishes, doors, frames, hardware, millwork, casework, and buildout.		X
Fixed or movable casework.		X
Laboratory Equipment including, but not limited to, biosafety cabinets, autoclaves, glasswashers, bioreactors.		X
Chemical Fume Hoods, bench fume hood, lab casework		X
Shaft enclosures for Base Building systems’ risers	X
Shaft enclosures for Tenant risers within allocated space in the main vertical Base Building shafts, installed in accordance with Base Building schedule.	X
Shaft enclosures for Tenant risers outside of the allocated space in the main vertical Base Building shafts.		X
All interior signage for Tenant Premises		X
FIRE PROTECTION
Fire service entrance including fire department connection, alarm valve, and flow protection	X
Core area distribution piping and sprinkler heads	X
Stair distribution piping and sprinkler heads	X
Primary distribution and sprinkler heads adequate to support ordinary hazard (with upturned heads)	X
All run outs, drop heads, and related equipment within Tenant Premises		X
Modification of sprinkler piping and head locations to suit Tenant layout and hazard index		X
Specialized extinguishing systems		X
Preaction dry-pipe systems (if required)		X
Fire extinguisher cabinets at core areas	X
Fire extinguisher cabinets in Tenant Premises		X
Additional fire department connections in tenant space per CFD spacing. All piping, fittings, and valves from the capped connections are provided by Tenant.		X

Capped connections are available on the Base Building standpipes at each floor for Tenant use. Additionally, the Landlord will provide a base riser valve with a capped connection in the first floor ceiling of each building for Tenant use.

X
PLUMBING
Domestic water service with backflow prevention and Base Building risers	X
Domestic water distribution within Tenant Premises including reduced pressure backflow preventer		X

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Core restroom plumbing fixtures compliant with accessibility requirements	X
Tenant restroom plumbing fixtures compliant with accessibility requirements (in addition to those provided by the Base Building)		X
Wall hydrants in core areas (where required by code)	X
Non-potable water riser for lab use, including water booster system and reduced pressure backflow preventer	X
Non-potable water distribution within Tenant Premises.		X
Tenant metering and sub-metering at Tenant connection to water services.		X
Storm drainage system	X
Sanitary waste and vent service for core areas	X
Sanitary waste and vent risers (2 per building) serving Tenant Premises	X
Sanitary waste and vent distribution serving Tenant Premises		X
Two stage active pH neutralization system		X
Lab waste and vent pipe risers (2 per building)	X
Lab waste and vent pipe distribution serving Tenant Premises		X
Hot water generation for core restrooms	X
Non-potable Hot water generation for Tenant use		X
Central lab air compressor		X
Compressed air pining risers		X
Compressed air pipe distribution in Tenant Premises for specific points of use		X
Central lab vacuum system		X
Lab vacuum pipe risers		X
Lab vacuum pipe distribution in Tenant Premises for specific points of use		X
Tepid water generator	X
Tepid water pipe risers (2 per building)	X
Tepid water pipe distribution in Tenant Premises		X
RO/DI water generator		X
Capped connection at cooling tower water make-up for RO/DI rejcct water.	X
Reject water piping, valves, fittings, etc. from the RO/DI system to the cooling tower water make-up.		X
RO/DI water pipe risers		X
DI water pipe distribution in Tenant Premises for specific points of use		X
Manifolds, piping, and other requirements including cylinders, not specifically mentioned above		X
Open end drains at each floor, including dedicated stacks and piping from the stacks to the rainwater cistern, for clear water wastes/condensate.	X
NATURAL GAS
Natural gas service to Building	X
Natural gas service to Base Building boilers	X

Natural gas service, pressure regulator and meter for Tenant equipment. Gas main has capacity to serve a IMW Tenant-provided generator per building. Gas main also has an additional capacity for the building’s use of 8,400 MBH for 75 Binney and 12,300 MBH for 125 Binney.

X
Natural gas piping from Tenant meter to Tenant Premises		X
Natural gas pipe distribution within Tenant Premises		X
Natural gas pressure regulator vent pipe riser from valve location through roof	X
HEATING, VENTILATION, AIR CONDITIONING

Central water-cooled chilled water plant with performance optimization control, 2,185 tons total for both building’s Base Building equipment only. Tenant is responsible for differential costs associated with the increased chilled water plant capacities to accommodate Tenant requirements. Chiller capacity, assuming an energy recovery loop on laboratory exhaust, is based on the ASHRAE 1% weather data.

X
Chilled water pipe risers for Base Building loads.	X

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Premium cost to provide an additional 250 ton chiller on building 125, including an 8” chilled water supply and return riser from the chiller to the penthouse, a chilled water pump and a condenser water pump to serve the chiller.

X

Increase cooling tower capacity by 250 tons per building, for Tenant use. Cooling towers will have the ability to provide 640 tons of winter cooling on 75 Binney and 747 tons of winter cooling on 125 Binney.

X
Chilled water pipe risers for Tenant requirements.		X
Chilled water pipe distribution within Tenant Premises		X
Roof mounted central cooling towers on standby power	X
Condenser water capacity for Base Building loads.	X
Condenser water capacity for Tenant requirements, including the heat exchanger to isolate base building water from Tenant equipment, pumps, piping, and risers.		X
Condenser water pipe risers for Base Building loads.	X
Condenser water pipe risers for Tenant requirements.		X
Condenser water pipe distribution within Tenant Premises.		X
Central gas fired condensing boiler plant, for both buildings to be a total nominal output of 32.4 million BTU/hr	X
Hot water pipe risers	X
Hot water pipe distribution within Tenant Premises		X
Chilled beam units within Tenant Premises		X
Reheat coils within Tenant Premises		X
Reheat coils within core areas	X
Building Management System (BMS) for Base Building Infrastructure.	X
BMS (compatible with Landlord’s system) within Tenant Premises monitoring Tenant infrastructure		X

Once-through supply air handling units with 30% prefilters, electronically enhanced 85% final filters, chilled water coils, and hot water coils and heat recovery coils. Units are sized for approximately 1.75 cfm per usable square foot (excluding mechanical space), for a total of 538,000 CFM for both buildings. The air handling system is sized for 2.0 CFM/USF for 70% of the total building usable area and 1.17 CFM/USF for 30% of the total building usable area.

X
Vertical supply air duct distribution. All duct risers are sized for 2.0 CFM/USF at rates between 1800 FPM and 2000 FPM, depending on the shaft size available.	X
Supply air duct distribution. VAV terminals, equipment connections, insulation, air terminals, dampers, hangers, etc. within Tenant Premises.		X
Supply air duct distribution, VAV terminals, equipment connections, insulation, air terminals, dampers, hangers, etc. within core areas.	X
Roof mounted laboratory exhaust air handlers and fans, with energy recovery coils.	X
Vertical exhaust air duct risers	X
Exhaust air duct distribution, exhaust air valves, equipment connections, insulation, air terminals, dampers, hangers, etc. within Tenant Premises.		X
Exhaust air duct distribution, exhaust air valves, equipment connections, insulation, air terminals, dampers, hangers, etc. within core: areas	X
Restroom exhaust for core area restrooms	X
Restroom exhaust for restrooms within Tenant Premises (additional)		X
Electric room ventilation system for Base Building electrical closets	X
Electric room ventilation system for electrical closets within Tenant Premises		X
Sound attenuation for Base Building infrastructure to comply with Cambridge Noise Ordinance	X
Sound attenuation for Tenant equipment to comply with Cambridge Noise Ordinance		X

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Additional/ dedicated cooling for Tenant requirements.		X
Garage exhaust fans with CO detection	X
Stair and elevator pressurization systems for stairs and elevators within core areas	X
Elevator pressurization systems within Tenant Premises or installed by Tenant		X
NStar vault ventilation system for Base Building vault	X
Garage Ramp Snow Melt System	X
ELECTRICAL
Electrical utility service to switchgear in main electrical room	X
480/277v bus riser, two 4,000 amp services for 75 Binney, and two 4,000 amp services for 125 Binney.	X
Allocation of bus power for Tenant use (w/sf): o Office lighting – 1.5 o Office power – 4 o Office HVAC – 6 o Lab lighting – 1.5 o Lab power – 8.5 o Lab HVAC – 12	X
One (1) 800 kW Diesel Life Safely Generator per Building. (Automatic transfer switches and distribution for Base Building loads will be provided by Landlord).	X

Premium cost to upgrade the 800 kW Base Building generator to 2,000 kW for both life safety and Tenant standby use in 125 Binney Street and 1000 kW in 75 Binney Street including automatic transfer switch, increased fuel system requirements (for Tenant standby power) and distribution of Tenant standby power.

X
Standby generator for Tenant use in addition to the 0.25 watts/USF allowance provided for Tenant emergency lighting.		X
Sound attenuation for Tenant standby generator to comply with Cambridge Noise Ordinance		X
Sound attenuation for life safety generator to comply with Cambridge Noise Ordinance	X
Automatic transfer switch for Tenant load		X
Automatic transfer switch for life safety generator for Base Building loads	X
Standby power distribution within Tenant Premises		X
Lighting and power distribution for core areas	X
Lighting and power distribution for Tenant Premises		X
Meter socket and meter for Tenant bus tie in		X
Common area life safety emergency lighting/signage	X
Tenant Premises life safety emergency lighting/signage		X
Tenant panels, transformers, etc. in addition to Base Building		X
FIRE ALARM
Base Building fire alarm system with devices in core areas	X
Fire alarm sub panels and devices for Tenant Premises with integration into Base Building system		X
Alteration to fire alarm system to facilitate Tenant program		X
TELEPHONE/DATA
Underground local exchange carrier service to primary demarcation room in basement	X
Service from primary demarcation room to secondary demarcation room	X
Intermediate distribution frame rooms	X
Tenant tel/data rooms		X
Pathways from demarcation room directly into Tenant tel/data rooms	X

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Tel/Data cabling from demarcation room to intermediate distribution frame rooms.		X
Tel/Data cabling from demarcation room and/ or intermediate distribution frame rooms to Tenant tel/data room.		X
Fiber optic service for Tenant use		X
Tel/data infrastructure including, but not limited to, servers, computers, phone systems, switches, routers, MUX panels, equipment racks, ladder racks, etc.		X
Provisioning of circuits and service from service providers		X
Audio visual systems and support		X
Station cabling from Tenant tel/data room to all Tenant locations, within the suite and exterior to the suite, if needed		X
SECURITY
Card access at Building entries	X
Card access into or within Tenant Premises on separate Tenant installed and managed system		X
Video camera coverage of Tenant Premises on separate Tenant installed and managed system		X
Manned security station in lobby		X
ATRIUM ARCHITECTURE AND LANDSCAPE
Add louver and insulated blank out panel exterior north 125 and 75.	X
Electrochromic solar shading glass for Atrium skylight	X
Connection of the electrochromic solar shading glass control system into the building management system	X
Modify 125 and 75 penthouse screen wall and structure to add scuppers to allow glass skylight to drain	X
Provide glazed-in sloped insulated metal panel system to skylight glazing system to allow for glass skylight to drain	X
Provide non-glazed roof system between Atrium skylight and penthouse screenwall.	X
Structural support beams located below insulated glass skylight at north and south elevations	X
Horizontal wind girt trusses at each floor level tied to columns.	X

Continuous interior louver, (align with and match exterior typical louver) at upper level of atrium to be used for smoke evacuation exhaust systems and natural ventilation system. Louver to connect to plenum space to between atrium and penthouse screen wall system. Plenum space to be insulated, provide insulation, AVB and weather barrier to penthouse screen wall system.

X
Modify building structural system to accommodate atrium skylight and wall loads	X
Structure to accommodate 6” expansion joint and expansion joint cover on 125 Binney street side. No expansion joint on 75 Binney street side.	X
North and south elevations, structural insulated glass, Basis of design PPG Solarban 70 XL, or similar, (U-value: 0.3 BTU/F-ft2 SHGC: 0.28 (SB70xl).	X
Structural insulated glass supported using spider connections and support rods/wire rope system all supported from Primary glazed wall support trusses and horizontal wind girts at each floor.	X
Automated sun shade roller blind system on interior side of south elevation only mounted to horizontal girts to meet design parameters for thermal comfort	X
Connection of sun shade roller blind control system into the building management system	X
Vestibules for Atrium entries	X

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Four (4) sets smoke evacuation make up air window systems with auto openers at Level 1. North and south vestibule doors to be on auto openers for smoke evacuation system	X
Auto louvers Level 1 near bathrooms for smoke evacuation make-up air system.	X
1st floor interior SSG system within Atrium enclosure with mullion spacing to match exterior system	X
Code compliant Structural silicon glazing system with water curtain system where required within and at perimeter of Atrium	X

Rated gwb partitions (prime coat only) and rated wood door and frame to complete fire separation at boundaries of Atrium. The Atrium fire separation is achieved by means of one-hour rated partitions, doors, frames, and sprinkler curtain on glazing. Fire separation does not rely on Tenant construction to meet code.

X
Premium cost to upgrade to glass doors at rated partitions		X
Finish ceiling at Atrium terraces		X
Finish built up fascia system at atrium terrace outboard edges to match base building interior profile, material and color to cover structural slab edge.	X
Finish floor at Atrium terraces on upper floors		X
Tempered glass guardrails at crossing bridges and tempered glass guardrails with stainless steel handrails at atrium terraces.	X
Crossing bridges, 2nd, 3rd, 4th and 5th level, connecting atrium terraces at 125 Binney to 75 Binney.	X
Crossing bridges finish floor		X
Crossing bridges metal fascia panels	X
Crossing bridges finish ceiling at underside of bridges	X

Accent walls, at column lines J and K (from south face of Atrium to column line 4) on Levels 2 through 5, with clear anodized extruded aluminum, sill conditions typical all openings. (Finish to be GWB with Level 5 Finish)

X
AESS communicating stair between Level 1 and Level 2 125 Lobby. With stone or wood treads. Riser material to be painted metal.	X

Spiral communicating stair between Level 2 and Level 5 of 125 Binney. Structural frame system with thermoformed solid surface clad guardrail, solid surface cladding system with concealed seams and fasteners for a monolithic look. Treads to be stone or wood. Riser material to be painted metal.

Exterior color of the stair to be ARIAD approved red.

X
Recessed curb below structural insulated glass at north and south elevations	X
Architectural floor grill in Atrium along north and south wall and dispersed throughout center of atrium floor to temper atrium glazing	X
Atrium storage space.	X
Public restrooms with floor to ceiling tile walls with floor mounted toilet partitions.	X
Interior and exterior ground floor plantings, flooring, pavers, movable and fixed furnishings	X
Seating for café		X
Blocking at attachment points at five (5) locations for banners to be hung within atrium at locations agreed upon by landlord and tenant	X
ATRIUM STRUCTURE
Composite slab bridges designed for 100 psf live load	X
Additional/modified steel columns, beams, braces, and trusses to support Atrium skylight and glass walls	X
Spiral stair from Level 2 to Level 5	X
Entry vestibules	X

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Steel modifications for revised slab edge/balconies	X
Structural framing dunnage for Atrium MEP equipment	X
Atrium skylight and curtain walls	X
ATRIUM FIRE PROTECTION
Distribution and sprinkler heads at top of Atrium and under bridges and stairs, including separate floor controls	X
Any code required water curtain sprinkler system within the volume of the Atrium required for core & shell occupancy.	X
Any modifications to the rated Atrium boundaries or fire protection system required to maintain the rated separation during Tenant Improvements.		X
Distribution and sprinkler heads (upturned) with separate floor control on each Level, within the Atrium	X
Modification of sprinkler piping and head location to suit Tenant layout		X
ATRIUM PLUMBING
Drains at interior planting areas and entry vestibules	X
Irrigation system for interior planting areas	X
Public restroom with services from Base Building	X
Services for potential Café (room W102), including gas, water, sanitary, and grease traps.		X
ATRIUM HVAC

Nominal 26,000 CFM air handling unit with hot water and chilled water coils, supply and return fans, 30% and 85% filters, and air side economizer serving the ground floor level. Fan coil units mounted in the elevator lobbies will provide conditioned air to the bridges.

X

Additional 250 ton water-cooled chiller, located on 75 Binney Street side of chiller plant room. 100 tons are dedicated to the Atrium cooling; 150 tons are available for Tenant use. Additional 100 tons of cooling lower capacity for tenant use (to maintain requested total of 250 tons capacity available to Tenant)

X
Chilled water and condenser water pumps to support new 250 ton chiller	X
Additional 2.7 million BTU/hr output condensing boiler module located in 75 Binney Street boiler room	X
Chilled and hot water piping to air handling unit and radiant floors and fan coil units serving the bridges	X
Duct distribution to/from the AHU and FCU to the conditioned space	X
Smoke exhaust fans and makeup system	X

Environmental controls to monitor and maintain Atrium Thermal Criteria of perceived temperature, as defined by ANSI/ASHRAE 55, in the range of 68 to 78 degrees F and a relative humidity below 55% on the ground floor of the Atrium, the Atrium bridges, and stair when the outdoor conditions are between the ASHRAE 99% and 0.4% design values for Boston in winter and summer respectively.

X
Environmental controls to maintain thermal criteria in the range of 70 to 75 degrees F and a relative humidity below 55% in seating areas on the Atrium terraces.		X
Environmental controls to maintain thermal criteria in the range of 68 to 78 degrees F and a relative humidity below 55% in circulation areas on the Atrium terraces.		X
Smoke management control	X

Alexandria Real Estate Equities	Page 9 of 10
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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Distribution for Café		X
ATRIUM ELECTRICAL
Power to landlord installed equipment	X
Lighting in Atrium	X
Convenience outlets on the 1st floor of the Atrium	X
Life safety lighting as required by building code.	X
Modifications to life safety lighting for tenant changes on upper floors		X
Power to tenant installed equipment		X
Lighting within the terraces		X
Building Code minimum required convenience outlets on upper floors	X
Additional Convenience outlets on the upper floor terraces		X
In the Level 5 connecting bridge, four (4) empty steel conduits 1 @ 4” dia. plus 3 @ 3” dia. with pull string accessible from the terrace for tenant’s future use		X
ATRIUM FIRE ALARM
Fire alarm initiation devices and wiring	X
Fire alarm notification devices and wiring	X
Fire alarm system interface and programming (75 and 125 Binney)	X
Fire alarm interface to BMS (75 and 125 Binney)	X
Modification of fire alarm system to suit Tenant layout		X
ATRIUM SECURITY SYSTEM
Card access at Atrium exterior doors	X
Card access into or within Tenant Premises		X
Conduit (with pull wires) and mounting for future Video Cameras within Atrium for tenant use integrated within design of the atrium	X

Alexandria Real Estate Equities	Page 10 of 10
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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT E

COMPETITORS

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

E-1

Exhibit F

Form of Consent to Sublease

CONSENT TO SUBLEASE

This Consent to Sublease (this “Consent”) is made as of             , 2015, by ARE-MA REGION NO. 48, LLC, a Delaware limited liability company, having an address of 385 East Colorado Boulevard, Suite 299, Pasadena, California 91101 (“Landlord”), ARIAD Pharmaceuticals, Inc. a Delaware corporation, having an address of 26 Landsdowne Street, Cambridge MA 02139 (“Tenant”; Tenant is also sometimes referred to as “Sublandlord” herein and in the Sublease hereinafter described), and INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation, having an address of             (“Subtenant”), with reference to the following Recitals.

R E C I T A L S

A.	Landlord and Tenant have entered into that certain Lease Agreement dated as of January 4, 2013 (“Original Lease”), as amended by (i) First Amendment to Lease dated as of September 16, 2013 (“First Amendment”), (ii) letter dated October 17, 2013 (“Letter Amendment”) and (iii) Second Amendment to Lease dated as of March 24, 2015 (“Second Amendment”). Collectively, the Original Lease, First Amendment, Letter Amendment and Second Amendment are referred to as the “Lease”. Pursuant to the Lease, Landlord leased to Tenant certain premises (the “Premises”) in the Project known as and located at 75 Binney Street and 125 Binney Street, Cambridge, Massachusetts, as more particularly described in the Lease.

B.	A Notice of Lease with respect to the Lease is recorded in Book 60968, Page 552 of the Middlesex County Registry of Deeds, and an Amended and Restated Notice of Lease is recorded in Book 62736, Page 397 of the Middlesex County Registry of Deeds.

C.	Tenant, as Sublandlord, desires to sublease to Subtenant a portion of the Premises located on the Floors L1, L1 Mezzanine, L2, L3, L4 and L5 floors of the 75 Binney Building (the “Subleased Premises”) together with (i) non-exclusive rights to use the Common Areas of the Project and the New Atrium Area, and (ii) exclusive rights to use the portions of the Common Area of the Project designated as portions of B1, B2 and Penthouse (M1) levels of the 75 Binney Building, as more particularly described in and pursuant to the provisions of that certain Sublease dated , 2015 (the “Sublease”), a copy of which is attached hereto as Exhibit A.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

D.	Tenant and Subtenant desire to obtain Landlord’s consent to the Sublease, and to provide for the recognition of the Sublease by Landlord subject to and except as otherwise provided by the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the sublease of the Subleased Premises to Subtenant, such consent being subject to and upon the following terms and conditions to which Landlord, Tenant and Subtenant all hereby agree:

1.	DEFINED TERMS. ALL INITIALLY CAPITALIZED TERMS NOT OTHERWISE DEFINED IN THIS CONSENT SHALL HAVE THE MEANINGS SET FORTH IN THE LEASE UNLESS THE CONTEXT CLEARLY INDICATES OTHERWISE.

2.	EFFECT; TRUE COPY. THIS CONSENT SHALL NOT BE EFFECTIVE AND THE SUBLEASE SHALL NOT BE VALID NOR SHALL SUBTENANT TAKE POSSESSION OF THE SUBLEASED PREMISES UNLESS AND UNTIL LANDLORD SHALL HAVE RECEIVED: (A) A FULLY EXECUTED COUNTERPART OF THE SUBLEASE, AND (B) A FULLY EXECUTED COUNTERPART OF THIS CONSENT. TENANT AND SUBTENANT EACH REPRESENT AND WARRANT TO LANDLORD THAT THE COPY OF THE SUBLEASE ATTACHED HERETO AS EXHIBIT A IS TRUE, CORRECT AND COMPLETE IN ALL MATERIAL RESPECTS.

3.	SUBORDINATE TO LEASE; TERMS. (A) EXCEPT AS OTHERWISE PROVIDED HEREIN, LANDLORD NEITHER APPROVES NOR DISAPPROVES THE TERMS, CONDITIONS AND AGREEMENTS CONTAINED IN THE SUBLEASE, ALL OF WHICH SHALL BE SUBORDINATE AND AT ALL TIMES SUBJECT TO: (I) ALL OF THE COVENANTS, AGREEMENTS, TERMS, PROVISIONS AND CONDITIONS CONTAINED IN THE LEASE, AND (II) THE SUPERIOR MORTGAGES, DEEDS OF TRUST, OR ANY OTHER HYPOTHECATION OR SECURITY NOW EXISTING OR HEREAFTER PLACED UPON THE REAL PROPERTY OF WHICH THE PREMISES ARE A PART AND TO ANY AND ALL ADVANCES SECURED THEREBY AND TO ALL RENEWALS, MODIFICATIONS, CONSOLIDATIONS, REPLACEMENTS AND EXTENSIONS THEREOF (SUBJECT TO PROVIDING AN SNDA AS PROVIDED IN SECTION 27 OF THE LEASE), AND (III) ALL MATTERS OF RECORD AFFECTING THE PREMISES AND ALL LAWS, ORDINANCES AND REGULATIONS NOW OR HEREAFTER AFFECTING THE PREMISES.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) Notwithstanding the provisions of Section 3(a) above, Landlord specifically consents, and Landlord and Tenant specifically agree to modify the Lease to the extent necessary to confirm and agree as follows:

(i) Ancillary Space; Parking. Subject to the rights of access of Landlord and to the right of access by retail tenants to the grease trap equipment located in the B1Space, Tenant has exclusive right to use of the B1 Space, the B2 Space and the Penthouse and the right to grant exclusive use of portions of such space to Subtenant, and Landlord consents to the exclusive use of the parking area on the B1 Space and to installation by Subtenant of an arm barrier to vehicular access.

(ii) Signage. Landlord consents to Tenant’s installation, at no additional cost to Landlord, of a second monument sign in addition to the monument sign provided for in Section 38 of the Lease.

(iii) Base TI Allowance. Landlord agrees to provide for direct payment from Landlord to Subtenant of the Base TI Allowance (up to $[***]/rsf) in accordance with Section 14 below of this Consent.

(iv) Right to Cure. Both Tenant and Subtenant have the same rights to cure as provided in Section 31(b) of Lease.

(v) Meetings. Landlord consents to Subtenant’s participation in meetings regarding Operating Expenses, retail signage, building systems and security.

(vi) Exclusive Use of B1, B2 and PH. Landlord consents to Subtenant’s exclusive rights to portions of the B1 Space and the bicycle rooms.

(vii) Approved Architect and Contractors. Landlord specifically approves the architects and contractors described in Section 13 below of this Consent.

(viii) ROFO Offered Space. Landlord approves any expansion of or increase in the size of the Subleased Premises to include ROFO Offered Space in accordance with Section 7 of the Sublease, subject to the limitations hereinafter set forth.

(ix) Insurance. Landlord and Sublandlord consent to and agree that (A) delivery of certificates of insurance in lieu of policies are acceptable in accordance with Section 17 of the Lease, (B) elimination of the requirement to include “agents” as an additional insured, (C) approve a policyholder rating of “A-”, (D) approve acceptance of a policy with no hostile fire exclusion rather than a hostile fire endorsement, and (E) approve waiver of a “per location” endorsement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(x) Direct Provision of Additional Services. Upon request of either Tenant or Subtenant, Landlord will provide the additional services and provide for direct billing to Subtenant of charges for additional services provided to Subtenant or to the Subleased Premises.

(xi) Notice of Sublease. Landlord agrees to execute a Notice of Sublease with respect to the Sublease in the form set forth in the Lease.

(xii) Fitness Center and Auditorium. Landlord approves the use of a portion of the L1 level of the Subleased Premises for use as an auditorium and/or a fitness center, subject to review of all plans therefor and to all applicable Legal Requirements.

(xiii) Extension Option. Landlord consents to the exercise of the option to extend the term of the Sublease in accordance with and subject to the limitations set forth in Section 5(d)(iii) below of this Consent.

(xiv) Tenant Right of Self-Help. Landlord consents to the deletion of the last sentence of Section 31(b).

4.	NO MODIFICATION; NO WAIVER. EXCEPT AS OTHERWISE PROVIDED HEREIN, NOTHING CONTAINED HEREIN OR IN THE SUBLEASE SHALL BE CONSTRUED:

(a)	to modify, waive, impair, or affect any of the terms, covenants or conditions contained in the Lease (including Tenant’s obligation to obtain any required consents for any other or future sublettings), or to waive any breach thereof, or any rights or remedies of Landlord under the Lease against any person, firm, association or corporation liable for the performance thereof, or to enlarge or increase Landlord’s obligations or liabilities under the Lease , and all terms, covenants and conditions of the Lease are hereby declared by each of Landlord and Tenant to be in full force and effect; or

(b)	to require Landlord to accept any payments from Subtenant on behalf of Tenant, except as expressly provided in Section 5 and Section 7 hereof.

Tenant shall remain liable and responsible for the payment of the annual rent, additional rent and all other sums now and hereafter becoming payable thereunder for all of the Premises, including, without limitation, the Subleased Premises and for the due keeping, performance and observance of all the terms, covenants and conditions set forth in the Lease on the part of the Tenant to be kept, performed and observed.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.	ASSUMPTION; TERMINATION OF THE LEASE, ETC. NOTWITHSTANDING ANYTHING IN THE SUBLEASE TO THE CONTRARY:

(a)	Subtenant does hereby expressly assume and agree to be bound by and to perform and comply with, for the benefit of Landlord, each and every obligation of Tenant under the Lease to the extent applicable to the Subleased Premises as expressly set forth in the Sublease, up to the extent of the Rent payable pursuant to the Sublease. Landlord and Subtenant each hereby release the other, and waive their respective rights of recovery against the other for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party to the extent of such insurance and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof.

(b)	Landlord, Tenant and Subtenant agree to each of the terms and conditions of this Consent, and upon any conflict between the terms of the Lease or the Sublease and this Consent, the terms of this Consent shall control.

(c)	The Sublease shall be deemed and agreed to be a sublease only, and not an assignment, and there shall be no further subletting or assignment of all or any portion of the Premises demised under the Lease (including the Subleased Premises demised by the Sublease) except in accordance with the terms and conditions of the Lease.

(d)	If Landlord terminates the Lease as a result of a default by Tenant, thereunder, or if the Lease terminates for any other reason (other than as a result of a default of Subtenant under the Sublease), then the Sublease shall automatically and without any further action required by Landlord or by Subtenant become and be deemed to be a direct lease between Landlord and Subtenant upon all of the terms and conditions set forth in the Sublease, except as follows:

(i) Rent Commencement Date. The Rent Commencement Date shall be no later than the date of recognition of the Sublease or the automatic transformation of the Sublease into a direct lease in accordance with Section 5(d) above (except in connection with a voluntary termination of the Lease by Landlord and Tenant, in which case the Rent Commencement Date shall be as set forth in the Sublease) and in no event shall there be any reduction of the term of the Sublease in connection with such adjustment.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii) Administrative Rent. The supervisory charge for Administrative Rent in connection with the Subtenant Improvements payable pursuant to Section 6.1 of the Work Letter, to the extent not already paid by Tenant, shall be paid by Subtenant (except in the case of a voluntary termination of the Lease by Landlord and Tenant, in which case there shall be no such charge for Administrative Rent).

(iii) Extension Option. Landlord recognizes the right of Subtenant to extend the term of the Sublease subject to the conditions set forth in the Sublease, provided however that the Base Rent during the Extended Term, if applicable, shall be payable at the rate set for in the Lease for Tenant’s Premises, ratably allocated to the size of the Subleased Premises, rather than the rate provided for in the Sublease.

(iv) ROFO. Subtenant shall not have any rights of first offer with respect to the 125 Binney Building or any other portion of the Project. With respect to any portion of the Subleased Premises which may have been added to the Subleased Premises pursuant to the Right of First Offer in the Sublease, the Base Rent shall be payable at the rate set forth in the Lease for Tenant’s Premises, ratably allocated to the size of the relevant portion of the Subleased Premises, rather than the rate provided for in the Sublease.

(v) Competitors. The restriction on subleasing portions of the Premises to other subtenants which are “Competitors” of Subtenant shall not be applicable.

Expressly subject to the provisions of this Section 5(d), Landlord shall recognize the Sublease, as modified as set forth above, as a direct lease to Subtenant, and Subtenant shall attorn to Landlord, and Tenant, by its execution of this Consent effective only from and after the termination of the Lease and effectiveness of this section, releases and discharges Subtenant of all of its obligations to Tenant under the Sublease accruing from and after such date. Landlord shall undertake the obligations of Tenant under the Sublease (as modified hereby) from the date of the Lease termination through the expiration or earlier termination of the Sublease, but Landlord shall not in any event (i) be liable for more

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

than one (1) month’s rent or for any security deposit paid by Subtenant (except to the extent actually delivered to Landlord), (ii) be liable for any prior act or omission of Tenant under the Lease prior to the date of Lease termination or for any other defaults of Tenant under the Sublease prior to the date of Lease termination, (iii) except to the extent of any unpaid portion of the Base TI Allowance due or payable pursuant to the terms of the Work Letter, and except for any valid rights of offset under Sections 11(d), 18, 19, 31(b) and/or 31(c), be subject to any defenses or offsets previously accrued which Subtenant may have against Tenant for any period prior to the date of Lease termination, or (iv) be bound by any changes or modifications made to the Sublease without the prior written consent of Landlord.

(e)	Tenant agrees to reimburse all of Landlord’s costs and expenses in connection with this Consent.

6.	ACTIONS OF SUBTENANT. ANY ACT OR OMISSION OF SUBTENANT OR ANYONE CLAIMING UNDER OR THROUGH SUBTENANT THAT VIOLATES ANY OF THE PROVISIONS OF THE LEASE SHALL BE DEEMED A VIOLATION OF THE LEASE BY TENANT.

7.	DIRECT ACTION; EXHAUSTION OF REMEDIES. UPON A DEFAULT BY TENANT UNDER THE LEASE, LANDLORD MAY PROCEED DIRECTLY AGAINST TENANT, ANY GUARANTORS OR ANYONE ELSE LIABLE UNDER THE LEASE WITHOUT FIRST EXHAUSTING LANDLORD’S REMEDIES AGAINST ANY OTHER PERSON OR ENTITY LIABLE THEREON TO LANDLORD. IF LANDLORD GIVES SUBTENANT NOTICE THAT TENANT IS IN DEFAULT UNDER THE LEASE, SUBTENANT SHALL THEREAFTER MAKE DIRECTLY TO LANDLORD ALL PAYMENTS OTHERWISE DUE TENANT, WHICH PAYMENTS WILL BE RECEIVED BY LANDLORD WITHOUT ANY LIABILITY TO LANDLORD EXCEPT TO CREDIT SUCH PAYMENTS AGAINST AMOUNTS DUE UNDER THE LEASE AND TENANT EXPRESSLY CONSENTS TO THE SAME. THE MENTION IN THIS CONSENT OF ANY PARTICULAR REMEDY SHALL NOT PRECLUDE LANDLORD FROM ANY OTHER REMEDY IN LAW OR IN EQUITY.

8.

NO BROKERS. TENANT SHALL PAY ANY BROKER COMMISSIONS OR FEES THAT MAY BE PAYABLE AS A RESULT OF THE SUBLEASE AND TENANT HEREBY INDEMNIFIES AND AGREES TO HOLD LANDLORD HARMLESS FROM AND AGAINST ANY LOSS OR LIABILITY ARISING THEREFROM OR FROM ANY OTHER COMMISSIONS OR FEES PAYABLE IN CONNECTION WITH THE SUBLEASE WHICH RESULT FROM THE ACTIONS OF TENANT.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SUBTENANT HEREBY INDEMNIFIES AND AGREES TO HOLD LANDLORD HARMLESS FROM AND AGAINST ANY LOSS OR LIABILITY ARISING FROM ANY COMMISSIONS OR FEES PAYABLE IN CONNECTION WITH THE SUBLEASE WHICH RESULT FROM THE ACTIONS OF SUBTENANT. SUBTENANT AND TENANT EACH REPRESENT AND WARRANT TO EACH OTHER AND TO LANDLORD THAT THERE ARE NO BROKERS IN CONNECTION WITH THE SUBLEASE OTHER THAN DTZ AND JONES LANG LASALLE BASED UPON ANY ENGAGEMENT OR ACTION BY TENANT OR SUBTENANT. LANDLORD REPRESENTS AND WARRANTS TO TENANT AND SUBTENANT THAT THERE ARE NO BROKERS WHO MAY BE OWED ANY COMMISSION IN CONNECTION WITH THE SUBLEASE BASED UPON ANY ENGAGEMENT OR ACTION BY LANDLORD.

9.	NO MODIFICATION. TENANT AND SUBTENANT AGREE THAT THE SUBLEASE WILL NOT BE MODIFIED OR AMENDED IN ANY WAY WITHOUT THE PRIOR WRITTEN CONSENT OF LANDLORD, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED. TENANT AND SUBTENANT HEREBY AGREE THAT IT SHALL BE REASONABLE FOR LANDLORD TO WITHHOLD ITS CONSENT TO ANY MODIFICATION OR AMENDMENT OF THE SUBLEASE WHICH WOULD CHANGE THE PERMITTED USE OF THE SUBLEASED PREMISES OR WHICH WOULD AFFECT LANDLORD’S STATUS AS A REAL ESTATE INVESTMENT TRUST. ANY MODIFICATION OR AMENDMENT OF THE SUBLEASE WITHOUT LANDLORD’S PRIOR WRITTEN CONSENT SHALL BE VOID AND OF NO FORCE OR EFFECT.

10.	CHANGES IN WRITING. THIS CONSENT MAY NOT BE CHANGED ORALLY, BUT ONLY BY AN AGREEMENT IN WRITING SIGNED BY LANDLORD AND THE PARTY AGAINST WHOM ENFORCEMENT OF ANY CHANGE IS SOUGHT.

11.	COUNTERPARTS. THIS CONSENT MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED AN ORIGINAL, BUT ALL OF WHICH WHEN TAKEN TOGETHER SHALL CONSTITUTE BUT ONE AND THE SAME INSTRUMENT.

12.	GOVERNING LAW. THIS CONSENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.	APPROVALS RELATING TO SUBLEASE. PURSUANT TO SECTION 3.1 OF THE WORK LETTER, LANDLORD HEREBY APPROVES, FOR PURPOSES OF THE SUBTENANT IMPROVEMENTS (I) [***] AS THE TI ARCHITECT, AND (II) [***], [***] AND [***] AS SUBTENANT’S GENERAL CONTRACTORS (“SUBTENANT’S GENERAL CONTRACTORS”).

14.	DIRECT DISBURSEMENT AUTHORIZATION; BASE TI ALLOWANCE.

(A) SUBJECT TO THE TERMS OF THE WORK LETTER ATTACHED TO THE LEASE AND THE SUBLEASE, UPON WRITTEN AUTHORIZATION BY TENANT, LANDLORD SHALL DISBURSE THE BASE TI ALLOWANCE FOR THE SUBLEASE OF UP TO [***] DOLLARS ($[***]) PER RENTABLE SQUARE FOOT OF THE SUBLEASED PREMISES, OR [***] DOLLARS ($[***]) IN THE AGGREGATE, TO BE USED FOR SUBTENANT’S TI COSTS DIRECTLY TO SUBTENANT OR SUBTENANT’S DESIGNEE FOR TI COSTS ALLOCABLE TO THE SUBLEASED PREMISES. TENANT AGREES THAT ANY SUCH AMOUNT SO AUTHORIZED AND DISBURSED TO SUBTENANT SHALL BE DEEMED AN ADVANCE TO TENANT OF SUCH PORTION OF TENANT’S BASE TI ALLOWANCE UNDER THE LEASE.

(B) LANDLORD AGREES TO ALLOCATE AND TO RESERVE SUCH PORTION OF THE BASE TI ALLOWANCE AVAILABLE TO TENANT IN ACCORDANCE WITH THE TERMS OF THE LEASE IN THE AMOUNT OF UP TO [***] DOLLARS ($[***]) PER RENTABLE SQUARE FOOT OF THE SUBLEASED PREMISES, OR [***] DOLLARS ($[***]) IN THE AGGREGATE, TO BE DISBURSED DIRECTLY TO (OR AT THE DIRECTION OF) SUBTENANT TO BE USED FOR SUBTENANT’S TI COSTS AS PROVIDED ABOVE.

(C) UPON FAILURE TO PROVIDE THE BASE TI ALLOWANCE, EACH OF TENANT AND SUBTENANT SHALL HAVE THE RIGHT (AND NOT THE OBLIGATION) TO OFFSET AS PROVIDED IN SECTION 31(C) OF THE LEASE.

15.	LEASE CONFIRMATION. LANDLORD AND TENANT EACH CONFIRMS THAT (I) THE COMMENCEMENT DATE OF THE LEASE IS MARCH 24, 2015; (II) THE BASE TERM OF THE LEASE EXPIRES ON MARCH 31, 2030; AND (III) THE STATEMENTS SET FORTH IN SECTION 9 OF THE SECOND AMENDMENT AS TO THE FULL FORCE AND EFFECT OF THE LEASE AND ALL OTHER ITEMS SET FORTH THEREIN ARE TRUE AND CORRECT AS OF THE DATE HEREOF.

[Signatures on next page]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, Landlord, Tenant and Subtenant have caused their duly authorized representatives to execute this Consent as of the date first above written.

TENANT/SUBLANDLORD:	ARIAD Pharmaceuticals, Inc.,
a Delaware corporation

By:
Its:

LANDLORD:	ARE-MA REGION NO. 48, LLC,
a Delaware limited liability company

		By:	Alexandria Real Estate Equities, L.P., a Delaware limited partnership, managing member

		By:	ARE-QRS Corp., a Maryland corporation, general partner

By:
Name:
Title:

SUBTENANT:			INTERNATIONAL BUSINESS MACHINES CORPORATION,
a New York corporation

By:
Name:
Title:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

Copy of Sublease dated             2015 between ARIAD Pharmaceuticals, Inc., a Delaware corporation, as Sublandlord, and INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation, as Subtenant

See Attached

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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